EXHIBIT 30


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 13D
                                 (Rule 13d-101)

                               (Amendment No. 17)

                         ______________________________

                              TELECOM ITALIA S.P.A.
                                (Name of Issuer)

ORDINARY SHARES OF EURO 0.55 PAR VALUE EACH                  87927W10
     (Title of class of securities)                        (CUSIP number)

                           ALEXANDER ROSENZWEIG, ESQ.
                     VICE PRESIDENT AND CHIEF LEGAL OFFICER
                           PIRELLI NORTH AMERICA, INC.
                              246 STONERIDGE DRIVE
                                    SUITE 400
                         COLUMBIA, SOUTH CAROLINA 29210
                                 (803) 951-1040

                                 WITH A COPY TO:

                              ELLEN J. ODONER, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000
            (Name, address and telephone number of person authorized
                     to receive notices and communications)

                                FEBRUARY 21, 2003
             (Date of event which requires filing of this statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(e), 13d-1(f) or 13d-1(g), check the following box. [ ]

           Note: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d-7 for other parties to whom copies are to be sent.

                         (Continued on following pages)

                               (Page 1 of 9 Pages)


-----------------------------------------------------------------------                ---------------------------------------------
CUSIP No.  87927W10                                                          13D                                        Page 2 of 9
-----------------------------------------------------------------------                ---------------------------------------------
----------------------------     -------------------------------------------------------- ------------------------------------------
             1                   NAME OF REPORTING PERSON                                 PIRELLI S.p.A.
                                 I.R.S. IDENTIFICATION NO. Not Applicable OF
                                 ABOVE PERSON
----------------------------     ---------------------------------------------------------------------------------------------------
             2                   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP:                                      (a) [X]
                                                                                                                        (b) [ ]
----------------------------     ---------------------------------------------------------------------------------------------------
             3                   SEC USE ONLY
----------------------------     ---------------------------------------------------------------------------------------------------
             4                   SOURCE OF FUNDS:                                                             BK, WC
----------------------------     ---------------------------------------------------------------------------------------------------
             5                   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS
                                 REQUIRED PURSUANT TO ITEM 2(d) OR 2(e):                                                     [ ]
----------------------------     ---------------------------------------------------------------------------------------------------
             6                   CITIZENSHIP OR PLACE OF ORGANIZATION:                                           Italy
---------------------------- --- ----------------------     ------------------------------------------------------------------------
                                           7                SOLE VOTING POWER:                                     0
          NUMBER OF
           SHARES

        BENEFICIALLY
          OWNED BY

            EACH
          REPORTING

         PERSON WITH
----------------------------
                                 ----------------------     ------------------------------------------------------------------------
                                           8                SHARED VOTING POWER:                             2,891,656,682
                                                                                                             (See Item 5)
----------------------------
                                 ----------------------     ------------------------------------------------------------------------
                                           9                SOLE DISPOSITIVE POWER:                                0

----------------------------
                                 ----------------------     ------------------------------------------------------------------------
                                          10                SHARED DISPOSITIVE POWER:                        2,891,656,682
                                                                                                             (See Item 5)
----------------------------
                                 ---------------------------------------------------------------------------------------------------
            11                   AGGREGATE AMOUNT BENEFICIALLY OWNED BY REPORTING PERSON:                    2,891,656,682
                                                                                                             (See Item 5)
                                 ---------------------------------------------------------------------------------------------------
----------------------------
            12                   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
                                 CERTAIN SHARES:                                                                             [ ]
                                 ---------------------------------------------------------------------------------------------------
----------------------------
            13                   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11):                                       54.96%
                                                                                                                        (See Item 5)
----------------------------     --------------------------------------------------------------- -----------------------------------
            14                   TYPE OF REPORTING PERSON:                                       CO




                                       2

-----------------------------------------------------------------------                ---------------------------------------------
CUSIP No.  87927W10                                                          13D                                         Page 3 of 9
-----------------------------------------------------------------------                ---------------------------------------------

----------------------------     -------------------------------------------------------- ------------------------------------------
             1                   NAME OF REPORTING PERSON                                 Olimpia S.p.A.
                                 I.R.S. IDENTIFICATION NO. Not Applicable OF
                                 ABOVE PERSON
----------------------------     ---------------------------------------------------------------------------------------------------
             2                   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP:                                      (a) [X]
                                                                                                                        (b) [ ]
----------------------------     ---------------------------------------------------------------------------------------------------
             3                   SEC USE ONLY
----------------------------     ---------------------------------------------------------------------------------------------------
             4                   SOURCE OF FUNDS:                                                             WC
----------------------------     ---------------------------------------------------------------------------------------------------
             5                   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS
                                 REQUIRED PURSUANT TO ITEM 2(d) OR 2(e):                                                        [ ]
----------------------------     ---------------------------------------------------------------------------------------------------
             6                   CITIZENSHIP OR PLACE OF ORGANIZATION:                                              Italy
---------------------------- --- ----------------------     ------------------------------------------------------------------------
                                           7                SOLE VOTING POWER:                                        0
          NUMBER OF
           SHARES

        BENEFICIALLY
          OWNED BY

            EACH
          REPORTING

         PERSON WITH
----------------------------
                                 ----------------------     ------------------------------------------------------------------------
                                           8                SHARED VOTING POWER:                                 See Item 5

----------------------------
                                 ----------------------     ------------------------------------------------------------------------
                                           9                SOLE DISPOSITIVE POWER:                                   0

----------------------------
                                 ----------------------     ------------------------------------------------------------------------
                                          10                SHARED DISPOSITIVE POWER:                            See Item 5

----------------------------
                                 ---------------------------------------------------------------------------------------------------
            11                   AGGREGATE AMOUNT BENEFICIALLY OWNED BY REPORTING PERSON:                        See Item 5
                                 ---------------------------------------------------------------------------------------------------
----------------------------
            12                   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
                                 CERTAIN SHARES:                                                                               [ ]
                                 ---------------------------------------------------------------------------------------------------
----------------------------
            13                   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11):                            See Item 5
----------------------------     --------------------------------------------------------------- -----------------------------------
            14                   TYPE OF REPORTING PERSON:                                       CO



           This Amendment No. 17 amends the Statement on Schedule 13D dated August 9, 2001, as amended (as previously amended, the "Statement on Schedule 13D"), filed by Pirelli S.p.A., a company incorporated under the laws of the Republic of Italy ("Pirelli"), and, commencing with Amendment No. 1 thereto, Olimpia S.p.A., a company incorporated under the laws of the Republic of Italy (the "Purchaser" or "Olimpia"), with respect to the ordinary shares, euro 0.55 par value per share, of Telecom Italia S.p.A., a company incorporated under the laws of the Republic of Italy. Capitalized terms used in this Amendment without definition have the meanings ascribed to them in the Statement on Schedule 13D.

           Pirelli, Olimpia, Edizione Holding and Edizione Finance (as defined below), UCI, BCI and, as discussed in Items 4 and 6 of Amendment No. 14 to the Statement on Schedule 13D, Hopa are members of a group with respect to the Telecom Italia Shares. This Amendment constitutes a separate filing on Schedule 13D by Pirelli and Olimpia in accordance with Rule 13d-1(k)(2) under the Securities Exchange Act of 1934. Pirelli and Olimpia are responsible solely for the information contained in their separate filing, except that information contained in the Statement on Schedule 13D concerning any director or officer of Olimpia nominated by Edizione Holding, UCI, BCI or Hopa has been provided by the nominating person.

ITEM 3.  SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION
         -------------------------------------------------

The information contained in Item 6 below is incorporated herein by reference.

ITEM 4.  PURPOSE OF TRANSACTION
         ----------------------

The information contained in Item 6 below is incorporated herein by reference.

ITEM 5.  INTEREST IN SECURITIES OF THE ISSUER
         ------------------------------------

The information contained in Item 6 below is incorporated herein by reference.

ITEM 6.  CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIPS WITH RESPECT
         ---------------------------------------------------------------------
TO SECURITIES OF THE ISSUER
---------------------------

           On February 21, 2003, Pirelli, Edizione Finance International S.A. ("Edizione Finance"), BCI, UCI (collectively, the "Present Olimpia Shareholders"), Edizione Holding (as guarantor of Edizione Finance's obligations), Olimpia and Hopa entered into an agreement (the "Hopa Agreement") reflecting the contents of the Hopa Term Sheet. A copy of the Hopa Agreement is filed as Exhibit 44.

           Pursuant to the Hopa Agreement, the parties have agreed, subject to certain terms and conditions, to effect the Merger (as that term is defined in Amendment No. 14 to the Statement on Schedule 13D) by merging Holy into Olimpia as soon as permitted by law. (Italian law imposes a waiting period of at least two months between the date that a company's shareholders formally resolve to effect a merger and the date that such merger may be effected. Duly convened shareholders meetings of Holy and Olimpia resolved to effect the Merger on February 28, 2003 and March 3, 2003, respectively.)

           Following the Merger, the share capital of Olimpia will be held by Pirelli, Edizione Finance, Hopa, UCI and BCI in the following respective proportions: 50.4%, 16.8%, 16%, 8.4% and 8.4%. Hopa will have the right to appoint one of the ten members of Olimpia's Board of Directors. Any person nominated by Hopa to replace a member appointed by it requires the consent of Pirelli, which is not to be unreasonably withheld. In addition, the Present Olimpia Shareholders have agreed that, to the extent permitted by law, they will seek to cause one directorship on the Board of Directors of each of Olivetti, Telecom Italia, Seat and TIM to be filled by a person nominated by Hopa as soon as possible after the Merger (and, in any event, within sixty days after the effective date thereof).

           Subject to certain exceptions, the parties undertake not to acquire any Olivetti Shares during the term of the Hopa Agreement. Olimpia is permitted to acquire Olivetti Shares provided that the aggregate number of Olivetti Shares held by Olimpia, the Present Olimpia Shareholders, Hopa, the Hopa Controlling Companies (as that term is defined in Amendment No. 14 to the Statement on Schedule 13D), Holinvest and certain other subsidiaries of Hopa does not exceed 30% of the total number of Olivetti Shares outstanding. The Present Olimpia Shareholders agree that, during the term of the Hopa Agreement, Olimpia (i) will hold no assets other than Olivetti securities (or instruments giving certain rights with respect thereto) and the holding in Holinvest to be received by Olimpia in connection with the Merger, (ii) will maintain a debt to equity ratio of less than or equal to 1:1 and (iii) will not transfer any portion of its holding in Olivetti to any affiliate of either Olimpia or any of the Present Olimpia Shareholders.

           Under the Hopa Agreement, Hopa has certain co-sale rights with respect to transfers by Pirelli of any of its shares in Olimpia. In addition, Holinvest has certain co-sale rights with respect to transfers by Olimpia of Olivetti securities (or instruments giving rights to acquire Olivetti Shares) that would reduce Olimpia's proportional holding of the total number of Olivetti Shares outstanding to less than 25% (or would further reduce it below such level).

           Subject to certain exceptions, the Hopa Agreement will remain in effect for an initial period of three years following the effective date of the Merger, and shall automatically be renewed for successive periods of three years if no party thereto gives a notice of withdrawal in the manner prescribed. If the Hopa Agreement is not so renewed, then the Spin-Off and the Holinvest Spin-Off (each as defined below) will be required to be effected within six months after the expiration of the then current term. The Hopa Agreement may be terminated prior to the expiration of the then current term in the event of a Hopa Deadlock arising from a Special Hopa Deadlock Matter (each as defined below). The Hopa Agreement will also be terminated in the event that certain financial experts identified in the agreement file a report which finds that the consideration to be paid in connection with the Merger is inadequate to either Olimpia or Hopa, and the parties to the agreement do not formally agree upon an appropriate adjustment to be made to the amount of the Merger consideration within thirty days after such report is filed.

           The "Spin-Off" is defined in the Hopa Agreement to mean the distribution by Olimpia to Hopa of a proportion of Olimpia's assets (and the assumption by Hopa of a proportion of Olimpia's liabilities) which is equal to Hopa's proportional shareholding of Olimpia. (As an alternative to conducting the Spin-Off, the Present Olimpia Shareholders may elect to liquidate Hopa and make a cash payment in respect of Hopa's proportional share of Olimpia's assets of an amount to be calculated by reference to a formula contained in the Hopa Agreement.) The "Holinvest Spin-Off" means the distribution by Holinvest to Olimpia of a proportion of the Holinvest's assets (and the assumption by Olimpia of a proportion of Holinvest's liabilities) which is equal to Olimpia's proportional shareholding of Holinvest. (As an alternative to conducting the Holinvest Spin-Off, Hopa may elect to liquidate Olimpia and make a cash payment in respect of Olimpia's proportional share of Holinvest's assets of an amount to be calculated by reference to a formula contained in the Hopa Agreement.)

                     The Hopa Agreement prescribes certain procedures to be observed in the event of a disagreement or deadlock (a "Hopa Deadlock") between the Present Olimpia Shareholders (or their respective nominees), on the one hand, and Hopa (or its nominee), on the other hand, with respect to the passage of a resolution by either an Extraordinary Shareholders Meeting or the Board of Directors of Olimpia concerning any Hopa Deadlock Matter. A "Hopa Deadlock Matter" is any of the following items: (a) any resolution of Olimpia's Board of Directors relating to (i) determinations as to how Olimpia will vote its Olivetti Shares at any Extraordinary Shareholders Meeting of Olivetti, (ii) the purchase or sale by Olimpia of securities with a value exceeding euro 100,000,000 within any calendar year, (iii) borrowings by Olimipa from third parties or any action that will cause Olimpia's debt to equity ratio to exceed 1:1, or (iv) proposals to be submitted to any Extraordinary Shareholders Meeting of Olimpia; and (b) any resolution of an Extraordinary Shareholders Meeting of Olimpia that (i) rejects a proposal submitted to it by the Board of Directors which the respective directors nominated by each of the Present Olimpia Shareholders and Hopa voted in favor of, or (ii) adopts a proposal submitted to it by the Board of Directors which the director nominated by Hopa did not vote in favor of.

           If a Hopa Deadlock arises, the parties must meet in an effort to resolve their disagreements in good faith. If this effort is unsuccessful, Hopa will be required to abstain (or cause its nominee to abstain) from voting at the applicable Extraordinary Shareholders Meeting or meeting of the Board of Directors of Olimpia. In that event, Hopa will have the right to require that the Spin-Off and the Holinvest Spin-Off (each as defined below) are effected within six months after the third anniversary of either the effective date of the Merger or the expiration of any renewal period of the Hopa Agreement, as applicable. In certain circumstances (each such circumstance, a "Special Hopa Deadlock Matter"), Hopa may require that the Spin-Off and the Holinvest Spin-Off be effected within six months after Hopa notifies the Present Olimpia Shareholders of the occurrence of such Special Deadlock Matter. "Special Deadlock Matters" include, subject to certain exceptions, (i) any determination to merge Olimpia or Olivetti with any of their respective downstream affiliates,
(ii) any decrease in Olimpia's proportional holding of Olivetti voting securities to less than 25%, (iii) any change in Olimpia's debt/equity ratio so that it exceeds 1:1, and (iv) a determination by any of the Present Olimpia

Shareholders to transfer any of its Olimpia shares to (a) any third party that makes an in-kind payment in respect of such transfer and does not agree to assume the obligations to Hopa contained in the Hopa Agreement, or (b) any of its affiliates where the consideration paid by such affiliate in respect of such transfer reflects an underlying price of less than euro 0.60 per security more than the market price of the Olivetti securities (or instruments giving certain rights with respect thereto) held by Olimpia.

           Olimpia is required to pay to Hopa a premium amount on any Olivetti Shares (or instruments giving rights with respect thereto) distributed to Hopa in connection with the Spin-Off. The amount of the premium will be equal to euro
0.60 per Olivetti Share in the event that the Spin-Off is triggered by a Hopa Deadlock unless (i) it is found by an arbitrator that Hopa did not act in good faith in requiring that the Spin-Off be effected in connection with the occurrence of a Hopa Deadlock Matter, in which case the amount of the premium will be equal to 0.35 per Olivetti Share, or (ii) Olimpia's proportional holding of Olivetti voting securities falls below 25%, in which case the amount of the premium will be equal to euro 0.70. The amount of the premium will be at least euro 0.35 per Olivetti Share in the event that the Spin-Off is triggered by the failure of the parties to renew the Hopa Agreement.

           As reported in Amendment No. 14 to the Statement on Schedule 13D, Holy has a 19.999% equity interest in Holinvest. (The remaining equity of Holinvest is held by Hopa.) Pursuant to the Hopa Agreement, Olimpia will have the right to appoint one of the seven members of Holinvest's Board of Directors. During the period commencing on the date of the Hopa Agreement and expiring on the date which is 20 months after the effective date of the Merger (the "Holinvest Lock-Up Period"), Hopa is not permitted to transfer to any party any portion of its holding in Holinvest, or enter into any agreement that transfers the economic benefit or risk of ownership thereof. In addition, during the Holinvest Lock-Up Period, Hopa must ensure that Holinvest does not transfer to any party any of the Olivetti Bonds, Olivetti Convertible Bonds or Olivetti Financial Instruments (as defined in Amendment No. 14 to the Statement on
Schedule 13D) held by it as of the date of the Hopa Agreement, or enter into any agreement that transfers the economic benefit or risk of ownership thereof. After the expiration of the Holinvest Lock-Up Period, Olimpia will have certain pre-emption rights with respect to transfers by Holinvest of such securities and instruments, and, upon the expiration of the initial three year term of the Hopa Agreement, Hopa will cause Holinvest to enter into an agreement with Olimpia that grants to Olimpia certain preemption rights with respect to transfers of its holdings of such securities and instruments, and of Olivetti Shares, that occur after the effective date of the Spin-Off.

ITEM 7.  MATERIAL TO BE FILED AS EXHIBITS
         --------------------------------

           44. Agreement, dated as of February 21, 2003, by and among Pirelli, Edizione Finance, Edizione Holding, BCI, UCI, Olimpia and Hopa [English translation]

                                   SIGNATURES
                                   ----------

           After reasonable inquiry and to the best knowledge and belief of the undersigned, the undersigned certify that the information set forth in this statement is true, complete and correct.

Date:      March 26, 2003

                                      PIRELLI S.p.A.


                                      By: /s/ Anna Chiara Svelto
                                          --------------------------------------
                                          Name: Anna Chiara Svelto
                                          Title: Attorney-in-fact





                                      OLIMPIA S.p.A.


                                      By: /s/ Luciano Gobbi
                                          --------------------------------------
                                          Name: Luciano Gobbi
                                          Title: Director and Attorney-in-fact

                                  EXHIBIT INDEX
                                  -------------


                Exhibit No.
                -----------

                    44. Agreement, dated as of February 21, 2003, by and among Pirelli, Edizione Finance, Edizione Holding, BCI, UCI, Olimpia and Hopa [English translation]

                                                                    Exhibit 44

                                    CONTRACT

Between PIRELLI S.P.A., with home offices in Milan, at viale Sarca 222, capital of(euro)1,043,604,420.04, registered in the Milan Business Registry under tax code and VAT no. 008690151, herein represented by Dr. Carlo Buora, holding the necessary powers as granted by the Board of Directors on December 19, 2002;

EDIZIONE FINANCE INTERNATIONAL S.A., with home offices at Place d'Armes 1, L-1136, Luxembourg, capital of(euro)1,000,000.00, registered with the Luxembourg Chamber of Commerce under number B77504, herein represented by Dr. Sergio De Simoi and Dr. Gustave Stoffel, holding the necessary powers pursuant to By-laws;

BANCA INTESA S.P.A (FORMERLY INTESA BCI S.P.A.), with home offices in Milan, at Piazza Paolo Ferrari 10, Administrative Offices at Via Monte de Pieta 8, capital of (euro)3,561,062,849.24, registered in the Milan Business Registry under tax code no. 00799960158 and VAT no. 108107000152, herein represented by Dr. Gaetano Micciche, holding the necessary powers as granted by the Board of Directors on December 17, 2002;

UNICREDITO ITALIANO S.P.A., with home offices in Genoa, at via Dante 1, Central Administration in Milan, Piazza Cordusio, capital of (euro)3,148,070,110.00, registered in the Genoa Business Registry under tax code no. and VAT no. 00348170101, herein represented by Dr. Alessandro Profumo, holding the necessary powers as granted by the Board of Directors on December 19, 2002; and

OLIMPIA S.P.A., with home offices in Milan, at Viale Sarca 222, capital of(euro)1,562,596,150.00, registered in the Milan Business Registry under tax code no. and VAT no. 03232190961, herein represented by Dr. Marco Tronchetti Provera, holding the necessary powers as granted by the Board of Directors on December 19, 2002;

                                                the party of the first part, and

HOPA S.P.A., with home offices in Brescia, at Corso Zanardelli 32, capital of(euro)709,800,000.00, registered in the Brescia Business Registry under tax code no. and VAT no. 03051180176, herein represented by Dr. Emilio Gnutti, holding the necessary powers as granted by the Board of Directors on December 17, 2002;

                                                   the party of the second part,

                                                                             and

EDIZIONE HOLDING S.P.A., with home offices in Treviso, at Calmaggiore, capital of(euro)47,160,256.00, registered in the Treviso Business Registry under number 13945, tax code no. and VAT no. 00778430264, herein represented by the Chairman of the Board of Directors, Dr. Gilberto Benetton, holding the necessary powers as granted by the By-laws;

                                     standing as guarantor for Edizione Finance, whereas

(a) Olimpia (as defined in paragraph 1.22 below) is a holding company with approximately 28.5% of the capital of Olivetti (as defined in paragraph 1.23 below);

(b) Olivetti, an Italian corporation traded on the Italian Stock Exchange, is an industrial holding company operating in the field of telecommunications and in specific sectors of information technology and communications, whose main subsidiaries, both direct and indirect, are Telecom (as defined in paragraph 1.45 below), TIM (as defined in paragraph 1.46 below), and Seat (as defined in paragraph 1.38 below);

(c) Pirelli, Edizione, Intesa, and Unicredito (as defined below in paragraphs 1.31, 1.09, 1.17, and 1.48, respectively) hold 60%, 20%, 10% and 10% of the capital in Olivetti, respectively;

(d) Pirelli has signed with Edizione and with Intesa and Unicredito two separate Paracorporate Pacts involving the relationship between Pirelli and Edizione, and between Pirelli and Intesa and Unicredito, as partners of Olimpia;

(e) Edizione Finance as a shareholder of Olimpia will replace Edizione with regard to all rights and obligations of the latter pursuant to the agreement (as subsequently modified) signed between Pirelli and Edizione such as referred to in clause (d) above. Accordingly:

          (i) Edizione Finance signs the present Contract as a party thereto (as a partner of Olimpia); whereas

          (ii) Edizione signs the present Contract only as guarantor for Edizione Finance with regard to every obligation assumed by the latter pursuant to the present Contract;

(f) Hopa (as defined in paragraph 1.15 below), through its fully-owned subsidiary Holy (as defined in paragraph 1.14 below), on the date the Merger (as defined in paragraph 1.11 below) enters into effect, inter alia, will assume ownership of 163,558,339 Olivetti Bonds (as defined in paragraph 1.21 below), 99,941,661 shares of Olivetti stock (as defined in paragraph 1.01 below), and Holy holding in Holinvest (as defined in paragraph 1.25 below);

(g) Current Olimpia Partners (as defined in paragraph 1.02 below) and Olimpia, on the one hand, and Hopa, on the other, have jointly expressed an interest in forming a partnership for strategic purposes, pursuant to the terms and conditions of the present Contract, so as to maximize the creation of value for their shareholders, and accordingly have agreed to the following:

          (i) the joining of Hopa capital to that of Olimpia through a merger of Holy (which in turn owns Holy holding in Holinvest) in Olimpia, and

          (ii) the concurrent formalizing of understandings of a paracorporate type intended to govern the relations between Current Olimpia partners and Hopa, as Olimpia partners, and the relations between Olimpia and Hopa, as Holinvest partners;

                                  now therefore

    the parties hereto do mutually covenant, stipulate and agree as follows:

                                    Article I

                                   DEFINITIONS
                                   -----------

1.01 "Olivetti Stock": common shares in with voting rights in Olivetti (as defined in paragraph 1.23 below).

1.02 "Current Olimpia Partners": Pirelli, Edizione Finance, Unicredito and Intesa, collectively.

1.03 "Hopa Controlling Companies": Fingruppo Holding S.p.A., Banca Monte dei Paschi di Siena, S.p.A., Compagnia Assicuratrice Unipol S.p.A., Banca Popolare di Lodi S.c.a.r.l. and other private individuals signatory to the syndication pact with regard to Hopa.

1.04 "Standstill notice": shall have the meaning set forth in paragraph 8.04(d) below.

1.05 "Accelerated standstill notice": shall have the meaning set forth in paragraph 8.06(b)(i) below.

1.06 "Control", "to control", "Subsidiary," and "Controlling companies": other than cases that expressly differ from the context herein, shall have the meaning set forth in Article 2359, paragraph 1, no. 1 and no. 2 of the Civil Code.

1.07 "Relevant date": shall have the meaning set forth in paragraph 9.01 of the present Contract.

1.08 "Agreement Term": shall have the meaning set forth in paragraph 6.00 below.

1.09 "Edizione": Edizione Holding S.p.A. as referred to in the heading of the present Contract.

1.09bis "Edizione Finance": Edizione Finance International S.A., as referred to in the heading of the present Contract.

1.10 "Experts": shall have the meaning set forth in paragraph 5.05 below.

1.11 "Merger": shall have the meaning set forth in paragraph 5.01 below.

1.12 "Business Day": every calendar day other than Saturday, Sunday, and other days when as a general rule the banks of Milan are not open for performing their usual activities.

1.13 "Holinvest": Holinvest S.p.A., with home offices in Brescia, at Corso Zanardelli 32, capital of(euro)700,000,000 and subscribed capital of
(euro)514,000,000.00, registered in the Brescia Business Registry under registration no., tax code no. and VAT no. 03562710172.

1.14 "Holy": Holy s.r.l., with home offices in Brescia, at Corso Zanardelli 32, capital of(euro)10,000.00, registered in the Brescia Business Registry under registration no., tax code no., and VAT no. 03517530170.

1.15 "Hopa": Hopa S.p.A., as referred to in the heading of the present Contract.

1.16 "Net Financial Borrowing": unless otherwise specified with regard to specific cases, shall be the algebraic consolidated sum (with the understanding that for each case net financial borrowing for Olimpia, borrowing for Olivetti and its subsidiaries will not be taken into account) of the following items entered in the statement of assets and liabilities prepared pursuant to Art. 2424 of the Civil Code: "bonds (D1) = convertible bonds (D2) + due to banks (D3) + due to other financial backers (D4) + financial debts owed to unconsolidated subsidiaries (D8) + financial debts owed to affiliates (D9) + financial debts owed to controlling companies (D10) - amounts due from unconsolidated subsidiaries ( C II 2) - amounts due from subsidiaries (C II 3) - amounts due from controlling companies ( C II 4) - financial assets other than fixed assets (C III) - liquid assets (C IV)." Any existing updated value must be added to this amount, for financial leasing fees, if such are not included in the aforementioned items.

1.17 "Intesa": Banca Intesa S.p.A (formerly Intesa BCI S.p.A), as referred to in the heading of the present Contract.

1.18 "Relevant Subjects": shall have the meaning set forth in paragraph 6.02 below.

1.19 "Net Asset Value": shall mean the evaluation method used for calculating increase in value, according to market practice and at current values, of financial assets and liabilities.

1.20 "Olimpia bonds": 1.5% Olimpia bonds, 2001-2002, each of which is an "Olimpia bond."

1.21 "Olivetti Bonds": 1.5% convertible bonds, 2001-2010, convertible to Olivetti Stock issued by Olivetti, each of which is an "Olivetti Bond".

1.22 "Olimpia": Olimpia S.p.A., as referred to in the heading of the present Contract.

1.23 "Olivetti": Olivetti S.p.A., with home offices in Ivrea, at Viale Jervis 77, capital of(euro)8,845,456,658.00, registration number in the Turin Business Registry and tax code no. 00488410010.

1.24 "Extraordinary Operations": every merger or split involving Olivetti, on the one hand, and one or more of its directly or indirectly controlled companies, on the other.

1.24bis "Capital Transactions": such extraordinary transactions as may involve Olivetti capital and which change the number of shares or which result in, by way of example though not exclusively: stock split, reverse split, assignment of Olivetti stock to partners for capitalization of capital.

1.25 "Holy holding in Holinvest": Holy holding of Holinvest capital, or 19.999% of this capital.

1.26 "Hopa holding in Holinvest": Hopa holding of Holinvest capital, or 80.001% of this capital.

1.27 "Olivetti holding": alternately:

          (i) when there are no Extraordinary Operations, holding with full voting rights equal to at least 25% of Olivetti capital on the date the present Contract is signed, or

          (ii) when there are Extraordinary Operations, the entire package of Olivetti Stock and/or Financial Instruments (granting equal voting rights) arising from the exchange of shares with voting rights equal to at least 25% of Olivetti capital that would be attained through Extraordinary Operations executed prior to the Relevant Date.

1.28 "Parties": the current Olimpia Partners, Olimpia (which, in accordance with the provisions of paragraph 12.10 below, must be considered as a single Party), and Hopa.

1.29 "Net Assets": the difference - to be determined in accordance with Accounting Principles - between assets and liabilities on the "civil" balance sheets of a corporation where, upon drafting the resultant consolidated balance sheet, it is understood that for purposes of determining Olimpia's Net Assets the assets of Olivetti and its subsidiaries are not taken into account.

1.30 "Pacts": agreements of a paracorporate nature set forth in Articles VI and VII of the present Contract.

1.31 "Pirelli": Pirelli S.p.A. as referred to in the heading of the present Contract.

1.32 "Increase Premium": shall have the meaning set forth in paragraph 10.00 below.

1.33 "Accounting Principles": Accounting principles as provided by law, and when not specifically stated therein, those set forth by the National Council of Professional Accountants, or otherwise by the International Accounting Standards Committee.

1.34 "Debt/equity ratio": the ratio between Net Assets (as defined in paragraph
1.29 above) and Net Financial Borrowing (as defined in paragraph 1.16 above).

Possible derivative instruments (as defined in Decree Law 24.2.1998, no. 58 - Draghi Law, Article 1, paragraph 2), not for coverage (as defined by Banca d'Italia Measure of July 30, 2002) created as of 11-30-02, must be valued at cost or market price, whichever is less, and any necessary write-off must result in a reduction in Net Assets. Possible derivative instruments for coverage must be valued in a manner consistent with the asset or liability pertaining to the coverage, with it understood that the so-called equity swap underwritten by Olimpia on November 20, 2001, will be customarily valued at cost.

1.35 "Stipulated Exchange Rate": shall have the meaning set forth in paragraph 5.03(a)(ii) below.

1.36 "Split": shall have the meaning set forth in paragraph 9.01 below.

1.37 "Holinvest Split": shall have the meaning set forth in paragraph 9.05 below. 1.38 "Seat": Seat - Pagine Gialle S.p.A, with home offices at Via Grosso 10/8, Milan, registration number in the Milan Business Registry and tax code no. 12213600153.

1.39 "Holy Position": Financial statements of Holy at December 31, 2002, with the accompanying reports, attached hereto as number 5.02(ii) which - in accordance with the provisions of paragraph 5.02(ii) below - shall represent the Holy financial position of reference for the Merger project.

1.40 "Olimpia Position": Financial statements of Olimpia at November 30, 2002, with the accompanying reports, attached hereto as number 5.02(i) which - in accordance with the provisions of paragraph 5.02(i) below - shall represent the Olimpia financial position of reference for the Merger project.

1.41 "Olivetti Companies": Telecom, TIM, and Seat, collectively.

1.42 "Standstill": shall have the meaning set forth in paragraph 8.01 below.

1.42bis "Accelerated Standstill": shall have the meaning set forth in paragraph
8.06 below.

1.43 "Financial Instruments": every financial instrument (including Olivetti Instruments as defined below) that directly or indirectly grants subscription rights to Olivetti Stock (which, by way of example and not exclusively, includes convertible bonds, forward contracts, call options, and prepaid swaps).

1.44 "Olivetti Instruments": instruments with the characteristics as set forth in the document attached hereto as no. 1.44.

1.45 "Telecom": Telecom Italia S.p.A., with home offices at Piazza degli Affari 2, Milan, registration number in the Milan Business Registry and tax code no. 00471850016.

1.46 "Initial Term": shall have the meaning set forth in paragraph 8.05 below.

1.47 "TIM": Telecom Italia Mobile S.p.A., with home offices at Via Giannone 4, Turin, registration number in the Turin Business Registry and tax code no. 06947890015.

1.48 "Unicredito": Unicredito Italiano S.p.A, as referred to in the heading of the present Contract.

                                   Article II

                               OBJECT OF CONTRACT
                               ------------------

           (a) Under the present Contract, the various operations governed thereby and the Paracorporate Pacts contained herein, the Current Olimpia Partners, Olimpia, and Hopa hereby agree on the terms and conditions for creating a partnership with strategic connotations.

           (b) The partnership referred to in the previous paragraph shall be achieved by Hopa's joining its capital to that of Olimpia (by Holy's merger with Olimpia) together with the Current Olimpia Partners, and the subsequent joining of Olimpia's capital to that of Holinvest, together with Hopa.

           (c) The following stipulations in the present Contract shall, inter alia, govern:

       (i) the steps taken to achieve the aforesaid situation (setting the terms and conditions thereof), in particular with regard to the provisions of Articles II, IV, and V below;

       (ii) the rules of corporate governance and other provisions of a paracorporate nature to which the Parties have agreed, in particular with regard to the provisions of Articles VI and VII below;

       (iii)

         (A) the mechanisms for settling possible Standstills or Accelerated Standstills such as may arise in the administration of Olimpia (to include with regard to voting instructions as determined by the Olivetti Extraordinary Shareholders' Meeting) and/or of Holinvest; and

         (B) the means of any possible breakup of the partnership carried out under the present Contract, with regard to confirming a Standstill or Accelerated Standstill, as well as to the failure to renew Pacts upon their expiration;

           with particular regard to the provisions of Articles VIII, IX, and X below.

                                   Article III

                     PRELIMINARY OBLIGATIONS OF THE PARTIES
                     --------------------------------------

           (a) Following the signing of the present Contract, and in any case no later than February 28, 2003, Hopa, Holinvest, and the Hopa Controlling Companies must divest themselves of all Olivetti Stock, and Olivetti Instruments such as they may own, with the following exceptions:

     (i) with regard to Hopa, Olivetti Instruments as referred to up to a maximum of 40 million shares in Olivetti;

     (ii) with regard to Holinvest, Olivetti Instruments, Olivetti Stock and Olivetti Bonds as set forth in paragraph 4.01(ii)(A) below;

     (iii)with regard to Holy, up to a maximum of 99,941,661 shares in Olivetti and 163,558,339 Olivetti Bonds; and

     (iv) with regard to the Hopa Controlling Companies, up to one (1) million shares in Olivetti for each Company.

           (b) In order to certify proper compliance with the obligations set forth in the previous paragraph (a), and so that the actions taken under the conditions precedent set forth in paragraphs 4.01 (i), 4.01 (ii), and 4.01 (iii) can be verified by no later than February 28, 2003:

     (i) Hopa and the Hopa Controlling Companies must furnish the Current Olimpia Partners with declarations (signed by the authorized legal representative, or in the case of individuals, by the individual from the Hopa Controlling Company), from which full compliance with the obligations set forth in the previous paragraph (a) can be inferred, with regard to Hopa and each of the Hopa Controlling Companies, respectively, and the consequent ownership of Olivetti Stock, Olivetti Instruments, and Financial Instruments as permitted under the present Contract, all based on the model attached under number 3(b), with it being understood, to avoid any doubt, that:

     (A) the declaration furnished by Hopa must include the Olivetti Stock and/or Olivetti Instruments it holds, to include indirectly through its Subsidiaries (including Holy and Holinvest); and

     (B) determination of compliance with the obligation to divest set forth in the previous paragraph 3(a) (and subsequently for properly preparing the declaration under paragraph 3(b)(i), must also include all of the rights of any type whatsoever regarding Olivetti Stock as prescribed in the standards on Tender Offers currently in force);

     (ii) Hopa must furnish the Current Olimpia Partners with a declaration (signed by the authorized legal representative), from which it can be inferred that Holinvest meets the condition set forth in paragraph 4.01(ii) below.

           (c) Following the signing of the present Contract, and in any case no later than February 28, 2003, Olimpia, and the Current Olimpia Partners must divest themselves of all Olivetti Stock such as they may own on that date, also through their respective Subsidiaries, in excess of the limit set forth in paragraph 4.01(iii) below, with it understood that the maximum amount of Olivetti Stock that Hopa, its Subsidiaries and Hopa Controlling Companies can own pursuant to the present Contract, as stipulated in paragraph 4.01, also following verification of the Conditions Precedent referred to in Article IV, must be determined in order to calculate this excess.

           (d) In order to certify proper compliance with the obligations set forth in the previous paragraph (c), and so that the actions with regard to the Conditions Precedent set forth in paragraph 4.01(iii) below can be verified by no later than February 28, 2003, Olimpia and the Current Olimpia Partners must furnish Hopa with declarations (signed by the authorized legal representative), from which full compliance with the obligations set forth in the previous paragraph (c) can be inferred, and the consequent ownership of Olivetti Stock as permitted under the present Contract, all based on the model attached under number 3(d), with it being understood, to avoid any doubt, that:

     (i) the declaration furnished by each of the Current Olimpia Partners must also include the Olivetti Stock, the Olivetti Instruments and the Financial Instruments (as prescribed in the standards on Tender Offers currently in force) that each one holds, to include indirectly through their Subsidiaries and/or which are owned by companies belonging to the same groups managed by the Current Olimpia Partners;

     (ii) determination of compliance with the obligation to divest set forth in the previous paragraph 3(c) (and subsequently for properly preparing the declaration under this paragraph 3(d), must include all of the rights of any type whatsoever regarding Olivetti Stock as prescribed in the standards on Tender Offers currently in force); and

     (iii)when providing these declarations, Intesa and Unicredito may be limited - in accordance with the commitments assumed with Pirelli in the Paracorporate Pact governing their relationships as Olimpia partners - to furnishing the amount of Olivetti Stock they own and the additional circumstance whereby they could jointly hold additional
          Olivetti Stock up to a maximum of 0.40% of the capital of this company, with voting rights, with it being understood that such an exception is to be considered in calculating any possible excess as referred to in the previous paragraph (c).

           (e) Hopa hereby declares and assures that the Hopa Controlling Companies will modify, by February 28, 2003 at the latest (inserting provisions in this regard to take immediate effect), the Paracorporate Pacts that bind them, with a stipulation whereby if any of the Hopa Controlling Companies holds more than one (1) million shares in Olivetti, such shall be grounds for immediately canceling the aforesaid Paracorporate Pacts regarding the Hopa Controlling Company/Companies that has/have exceeded the limit.

           (f) Understanding the commitment to divest under the present Article III, the Parties - to include their Subsidiaries and Controlling Companies and third parties with whom, while the present Contract is in effect, agreements have been signed (by the Parties themselves and/or their Subsidiaries and or Controlling Companies) relative to Olivetti Stock and/or Financial Instruments and/or Olivetti Instruments - hereby agree and mutually acknowledge that, during the entire time the present Contract and the Pacts contained herein are in force, none of them will hold Olivetti Stock and/or Financial Instruments and/or Olivetti Instruments of sufficient quantity such as to exceed, among the Parties and with regard to Olivetti Stock and/or Financial Instruments and/or Olivetti Instruments, the limit referred to in paragraph 4.01(iii) below.

                                   Article IV

                              CONDITIONS PRECEDENT
                              --------------------

4.01 Specifications. The Parties agree that the effectiveness of the present Contract is subject to the following conditions precedent:

          (i) that by February 28, 2003 at the latest, the Hopa Controlling Companies will dispose of all Olivetti Stock in excess of the amount excepted under the preceding paragraph III(a) such as they may hold, and will modify the Paracorporate Pacts binding on them in accordance with item (e) of Article III above; and

          (ii) that by February 28, 2003 at the latest, Holinvest will have:

          (A)  assets comprised of:

          (1)  134,721,109 Olivetti Bonds as third-party loans;

          (2) the right to obtain, by June 30, 2003, (i) 58,110,100 Olivetti Bonds pursuant to the agreement signed with GPP International S.A.; (ii), 39,203,282 Olivetti Bonds pursuant to the agreement signed with Hopa, and (iii) 66,244,957 Olivetti Bonds resulting from reimbursement for an equal number of Olimpia Bonds, for a total of 163,558,339 Olivetti Bonds, with the understanding that, to avoid any doubt:

               (x) Hopa will ensure that Holinvest exercises the above right, and that GPP International S.A. meets the commitments assumed vis-a-vis Holinvest so that the latter will obtain the aforesaid Olivetti Bonds no later than June 30, 2003;

               (y) the sale of the Olivetti Bonds will not result in Net Financial Borrowing by Holinvest in excess of the maximum limit set forth in paragraph (D) below; and

          (3) Olivetti Instruments tantamount to 486,500,000 shares in Olivetti;

          (4)  2,431 shares in Olivetti.

          (B) the stipulated value of Net Worth (applying Net Asset Value and using as a base for reference the stipulated per-share value of Olivetti Stock of (euro)1.20), not less than
               (euro)220,000,000.00;

          (C)  a debt/equity ratio of not more than 1:1; and

          (D)  Net Financial Borrowing of not more than (euro)721,750,000.00.

               It is understood that calculation of Net Financial Borrowing and the stipulated Net Assets referred to in paragraphs (B) and (D) above must not take into account (1) accrued interest payable on financial debt dating from December 19, 2002, or the effects of the time lapsed during the normal management of the company and the costs of belonging to the partnership set forth herein and of purchasing Olivetti Instruments; and (2) the 100,000,000 Olivetti Bonds owned by Holinvest involved in a loan to JP Morgan Chase, and 100,000,000 nonconvertible Olivetti Bonds owned by JP Morgan Chase loaned to Holinvest. Accordingly, Hopa assures that the assets under the aforesaid loans, opposite in sign, have the same value, and thus the sum of the respective values (and the consequent effect of these operations on Holinvest) is at least 0
               (zero).

          (iii)that - gross of the exemption allowed for Hopa, Holinvest, Holy, and the Hopa Controlling Companies as set forth in paragraph (a) of Article III above - the totality of Olivetti Stock held by Olimpia, the Current Olimpia Partners, Hopa, Holinvest, Holy, the other Hopa Subsidiaries and the Hopa Controlling Companies (upon conclusion of the operations referred to in Article III above) will not exceed 30% of Olivetti capital with voting rights (it being understood that for this calculation the provisions of paragraphs (c) and (d) of Article III must be taken into account); it is understood that accordingly all of the rights of any type whatsoever regarding Olivetti Stock must be calculated, as prescribed by the standards on Tender Offers currently in effect.

4.02 Unilaterality and Other Pacts. The Parties agree that - in view of the conditions set forth in paragraphs 4.01(i) and (iii) above - the condition set forth in paragraph 4.01(ii) above is in the exclusive interest of Current Olimpia Partners and Olimpia, and who may, upon unanimous agreement, waive same by written communication sent to Hopa no later than March 10, 2003.

4.03 Effectiveness. (a) If the conditions set forth in paragraph 4.01 fail to materialize by February 28, 2003 (or if the condition set forth in paragraph 4.01(ii) has not been waived by the above deadline set for the Current Olimpia

Partners and Olimpia), this Contract shall be regarded as automatically without effect and cancelled as of that date, and the Parties shall be released from any remaining obligations arising from same, with the Current Olimpia Partners and Olimpia having no claim whatsoever against Hopa, and vice versa, with paragraphs 12.03, 12.05, 12.08, 12.10, and Articles XI and XIII no longer applicable.

                                    Article V

                                     MERGER
                                     ------

5.01 Type of Merger. The Parties agree to create a partnership among themselves by a merger involving the incorporation of Holy into Olympia, with the corresponding increase of capital of the incorporating company, to be earmarked for Hopa as the sole partner of Holy (hereafter the "Merger").

5.02 Financial positions of reference. The Parties agree to utilize as the financial statements for the Merger during the approval stage and as a deposit for the Merger project, solely for Olimpia and Holy, respectively:

     (i) for Olimpia, the statements at November 30, 2002, as shown in Attachment 5.02(i) (hereafter, the "Olimpia Position");

     (ii) for Holy, the statements at December 31, 2002, as shown in Attachment 5.02(ii) (hereafter, the "Holy Position")

5.03 Stipulated exchange rate. (a) The Parties mutually acknowledge:

     (i) that each has, prior to the date of the present Contract, carried out fact-finding investigations and verifications of the company involved in the Merger and a subsidiary of the other Party, aimed at verifying its asset, financial, economic, administrative, legal, and fiscal position;

     (ii) that each has - following the verifications referred to in paragraph
          (i) above - determined the exchange rate for the Merger to be 297,637,360 shares of Olimpia stock at a par value of (euro)1.00 each, for a single share of Holy at a par value of (euro)10,000.00 (hereafter the "Stipulated Exchange Rate");

     (iii)that each has taken into account, in order to calculate the Stipulated Exchange Rate, the financial statements of Holy and Holinvest referred to in paragraph 5.10.1.2 below, as well as the pro forma financial statements shown in the attachment under 5.03 (iii), as indicated in paragraphs 5.03 (b), 4.01 (ii)(A)(2) and 4.01 (ii)(D).

          (b)  The Parties also acknowledge that - apart from verifications made
               - the above ascertainments indicate:

     (i)  that the Olimpia and Holy Positions are accurately represented;

     (ii) that on the date the Merger becomes effective, Holy, by virtue of owning:

         (A) 163,558,339 Olivetti Bonds and 99,941,661 shares in Olivetti, none of them encumbered in any manner whatsoever, entered in their totality on the balance sheets at a value of
               (euro)476,935,000.00;

         (B) Holy holding in Holinvest, not encumbered in any manner whatsoever, and entered on the balance sheet at a value of
               (euro)385,400,000.00;

         (C) net cash holdings of (euro)98,800,000.00, plus any dividends such as may be distributed by Olivetti by the effective date of the Merger, with regard to 98,975,110 shares in Olivetti;

               will have a Net Worth of not less than (euro)961,135,000.00, and with no debts or other liabilities. It is understood that, for calculating the net cash holdings referred to in paragraph (C) above, and the Net Assets, as of December 19, 2002, no consideration should be given to the effects of the passing of time for the normal management of the company, nor to the costs of pertaining to the Merger herein referred to.

5.04 Directors' Report. (a) Current Olimpia Shareholders shall provide for the Olimpia Board of Directors to prepare the Report under Article 2501 quater of the Civil Code by or before February 28, 2003.

           (b) Hopa shall provide for the governing body of Holy to prepare the Report under Article 2501 quater of the Civil Code, as soon as possible after execution of this Contract, and in any case no later than February 28, 2003.

           (c) The Parties agree that the reports under Article 2501 quater of the Civil Code, referred to in paragraphs (a) and (b) above, must be consistent in structure.

5.05 Expert's report on exchange rate adequacy. (a) For the purpose of writing the experts' report as prescribed under Article 2501 quinquies, subsection 1 of the Civil Code, the Parties mutually recognize as follows:

     (i) the President of the Court of Milan (at the request of Olimpia) has indicated Milan-based Price Waterhouse & Coopers S.p.A. as expert, according to the definition under Article 2501 quinquies, subsection 2, letter b) of the Civil Code, in charge of writing a report - in Olimpia's interest - concerning the adequacy of the Merger exchange rate; and

     (ii) the President of the Court of Brescia (at the request of Holy) has indicated Prof. Maurizio Dallocchio, whose office is located in Milan, Via dei Bossi 6, as expert according to the definition under Article 2501 quinquies, subsection 2, letter b) of the Civil Code, in charge of writing a report - in Holy's interest - concerning the adequacy of the Merger exchange rate;

           (For the purposes of this Contract, Milan-based Price Waterhouse & Coopers S.p.A. and Prof. Maurizio Dallocchio are hereinafter collectively referred to as the "Experts".)

           (b) The Parties agree that, should the Experts find the Stipulated Exchange Rate inadequate, Olimpia, each of the Current Olimpia Shareholders, and Hopa, shall meet to resolve the matter amicably and in good faith, provided however that, should Olimpia, each of the Current Olimpia Shareholders, and Hopa fail to come to an agreement, to be formalized within thirty [30] calendar days after the Experts have filed their report, this Contract shall be deemed terminated to all intents and purposes, and neither Party shall have any liability of whatever nature to the other Party by reason of such termination.

5.06 Merger Resolutions. (a) The Parties mutually agree, after undertaking the corrective measures as described in paragraph 5.05(b) above, if required, and after fulfilling all legal and regulatory requirements for the approval, filing, publication and registration of the Merger project, to provide for the following :

     (i) call a Extraordinary Meeting of Olimpia Shareholders to approve the Merger and pass all resolutions related and consequent thereto; and

     (ii) call a Extraordinary Meeting of Holy Shareholders, to be held on the following day, to approve the Merger and pass all resolutions related and consequent thereto.

           (b) The Parties shall provide for a new set of Olimpia by-laws (post Merger) to be adopted as a part of the Merger project; such by-laws shall adhere to the text attached hereto as Addendum 5.07(b), so as to adjust the company's corporate governance according to the agreed stipulations, as described in detail in Article VI below.

           (c) It is understood that, for all accounting and tax purposes, the Merger shall be effective as of January 1, 2003.

5.07 Merger Agreement. The Parties agree to provide for Olimpia and Holy to execute the Merger Agreement, as soon as possible after the term required by law.

5.08 Interim Management. (a) As of the date of this Contract and until the effective date of the Merger, each Party agrees to provide for its subsidiary to be merged, and in the case of Hopa, Holinvest, to abstain from performing, without prior written consent from the other Party and subject to compliance with express provisions contained herein, such acts as may produce significant changes in its economic and financial structure, including direct or indirect purchase of company stock or shares, except as required to fulfill the obligations hereunder, as known to the Parties.

           (b) Additionally, each Party agrees to provide for the companies to be merged to abstain from issuing new shares, in order to avoid altering the Stipulated Exchange Rate.

5.09 Olimpia and Holinvest post-Merger ownership. The Parties mutually recognize that, on the basis of the Stipulated Exchange Rate:

     (i)  Olimpia post-Merger shall be owned as follows:

                     Pirelli                      : 50.40%;
                     Edizione                     : 16.80%;
                     Hopa                         : 16.00%;
                     Unicredito                   : 8.40%; and
                     Intesa                       : 8.40%.

     (ii) Holinvest post-Merger shall be owned as follows:

                     Hopa                         : 80.001%; and
                     Olimpia                      : 19.999%.

5.10 Mutual Guarantees by the Parties. The Parties mutually guarantee and represent as follows in relation to Holy and Holinvest (with respect to Hopa) and Olimpia (with respect to Current Olimpia Shareholders), their financial statements, financial position and operating results, as well as any other circumstances concerning such companies, as indicated below.

5.10.1 Hopa's Guarantees

5.10.1.1 Capitalization and Title. (a) The capital of Holy and Holinvest reflects, as to amount and structure, the relevant specifications contained in Addendum 5.10.1.1.

           (b) There are no:

     (i) titles or rights of any type or nature which may be converted into shares of or interests in Holy or Holinvest, nor any other rights of third parties to obtain any shares of or interests in Holy or Holinvest, presently or in the future;

     (ii) credit rights of any nature, claimed against Holy or Holinvest by Hopa
          - except as indicated in balance sheet situations described in paragraph 5.10.1.2 below - or by any persons (whether individuals or entities) who own, are owned by, or are under the same ownership as Hopa.

5.10.1.2 Financial statement. Holy's financial statement, attached hereto as Addendum 5.02(ii) and Holinvest's financial statement, attached hereto as Addendum 5.10.1.2, have been written clearly and accurately, in compliance with the requirements of all civil and tax laws and regulations as applicable from time to time, and based on Accounting Principles applied consistently throughout the years using prudent and constant evaluation criteria; such statements constitute true and correct representations of Holy's and Holinvest's assets and liabilities, financial position, and operating results in the indicated periods. The positive and negative entries recorded in the financial statements are true and real, and have been evaluated on the basis of prudent appreciation; additionally, the provisions and reserves required to meet any possible contingent liabilities of Holy and Holinvest have been duly allocated. With reference to the date of such statements, no lower assets or greater liabilities or any other causes or events exist which may affect the value of the Net Assets indicated therein, nor are there any further debts or liabilities, of whatever kind or nature, in addition to those entered in the financial statements, regardless of whether such debts or liabilities require the allocation of a fund or reserve.

5.10.1.3 Unrecorded Liabilities and Credits. (a) As of the effective date of the Merger, Holy and Holinvest shall have no liabilities except those not yet paid shown in the statements referred to in paragraph 5.10.1.2 above, as well as those emerged after the statements' reference dates in connection with ordinary business conducted by Holy and Holinvest after such effective date, according to the stipulations under paragraph 5.08 above, as a result of acts performed by said companies under this Contract, or as a result of costs related to the Merger, or the partnership regulated hereunder, or - with respect to Holinvest - the acquisition of Olivetti instruments, plus the interest expense accrued on financial debt as of December 19, 2002.

           (b) The credits shown in the aforesaid statements and those emerged after the reference dates of such statements, until the effective date of the Merger, are and shall be existent, certain, liquid, and collectible within the terms agreed with the debtors, with the exception of the special adjustment fund entered in the liabilities.

5.10.1.4 Interim Management. (a) Hopa guarantees and represents that in the period following the reference date of the financial statements referred to in paragraphs 5.10.1.2 and 5.10.1.3 above, and until the date of this Contract, the business operations of Holy and Holinvest were managed and conducted in accordance with the provisions under paragraph 5.08 above; (b) after the reference date of the statements referred to in paragraphs 5.10.1.2 and 5.10.1.3 above, no situations or circumstances occurred which may significantly affect Holy and/or Holinvest or their financial statements or financial positions, assets, operating results, or future outlooks, except for any acts required to fulfill the obligations hereunder.

5.10.2 Current Olimpia Shareholders' Guarantees

5.10.2.1 Capitalization and Title. (a) The capital of Olimpia reflects, as to amount and structure, the relevant specifications contained in Addendum 5.10.2.1(a).

           (b) With the exception of the details specified in the document attached hereto as Addendum 5.10.2.1(b), there are no :

     (i) titles or rights of any type or nature which may be converted into shares of or interests in Olimpia, nor any other rights of third parties to obtain any shares of or interests in Olimpia, presently or in the future;

     (ii) credit rights of any nature, claimed against Olimpia by Current Olimpia Shareholders.

5.10.2.2 Financial statement. Olimpia' financial statement, attached hereto as Addendum 5.02(i) has been written clearly and accurately, in compliance with the requirements of all civil and tax laws and regulations as applicable from time to time, and based on Accounting Principles applied consistently throughout the years using prudent and constant evaluation criteria; such statement constitutes a true and correct representation of Olimpia's assets and liabilities, financial position, and operating results in the indicated periods. The positive and negative entries recorded in the financial statements are true and real, and have been evaluated on the basis of prudent appreciation; additionally, the provisions and reserves required to meet any possible contingent liabilities of Olimpia have been duly allocated. With reference to the date of such statements, no lower assets or greater liabilities exist, or any other causes or events, which may affect the value of the Net Assets as indicated therein, nor are there any further debts or liabilities, of whatever kind or nature, in addition to those entered in the financial statement, regardless of whether such debts or liabilities require the allocation of a fund or reserve.

5.10.2.3 Unrecorded Liabilities and Credits. (a) As of the effective date of the Merger, Olimpia shall have no liabilities except those not yet paid shown in the statements referred to in paragraph 5.10.2.2 above, as well as those emerged after the statements' reference dates in connection with ordinary business conducted by Olimpia after such effective date, according to the stipulations under paragraph 5.08, or as a result of costs related to the Merger, or the partnership regulated hereunder, or the acquisition of Olivetti instruments, plus the interest expense accrued on financial debt as of December 19, 2002.

           (b) The credits shown in the aforesaid statements and those emerged after the reference dates of such statements, until the effective date of the Merger, are and shall be existent, certain, liquid and collectible within the terms agreed with the debtors, with the exception of the special adjustment fund entered in the liabilities.

5.10.2.4 Interim Management. Unless otherwise stated in Addendum 5.10.2.4 :

     (i) in the period following the reference date of the financial statements referred to in paragraphs 5.10.2.2 and 5.10.2.3 above, and until the date of this Contract, the business operations of Olimpia were managed and conducted in accordance with the provisions under paragraph 5.08 above;

     (ii) after the reference date of the statements referred to in paragraphs
          5.10.2.2 and 5.10.2.3 above, no situations or circumstances occurred which may significantly affect Olimpia or its financial statement or financial positions, assets, operating results or future outlooks, except for any acts required to fulfill the obligations hereunder.

5.11 Indemnification obligations (a) Each Party - this term meaning, for the purposes of this paragraph 5.11, Hopa, on one side, and Current Olimpia Shareholders on the other, each in relation to the guarantees respectively given herein - shall fully indemnify and hold harmless the other Party with respect to:

     (i) any liability (whether actual or potential) of its subsidiary to be merged and/or of Holinvest, existing as of the reference dates of the financial statements referred to in paragraphs 5.10.1. and 5.10.2 above, pertaining to such subsidiary or otherwise arising out of any acts, omissions, circumstances, or facts existing at such date, and which is not indicated in the relevant statement (regardless of whether or not, under the Accounting Principles, the Party was allowed to omit such liabilities in the aforesaid statement).

     (ii) any loss or damage incurred by its subsidiary to be merged and/or by Holinvest or by the other Party, which would not have been incurred, had the Party's guarantees and representations contained in paragraph
          5.10 above been accurate, true and correct, to the extent that such loss or damage has not been indemnified under paragraph (i) above.

           (b) The rights provided by this paragraph 5.11 shall survive until the second (2nd) anniversary of the date of subscription of this Contract or until the effective date of the Split, whichever is closer; provided, however, that as long as the Split is not effective, Olimpia shall have the right to be indemnified by Hopa with respect to the guarantee issued by Olimpia under paragraph 4.01(ii), and shall maintain such right until expiration of said loan.

                                   Article VI

    AGREEMENTS BETWEEN SHAREHOLDERS CONCERNING OLIMPIA AND OLIVETTI COMPANIES
    -------------------------------------------------------------------------

6.00 Agreements and Agreement Term. (a) The Parties mutually recognize that the provisions in this Article VI, as well as those in Article VII below (collectively, the "Agreements") shall be effective for the entire period ("Agreement Term") between the effective date of the Merger and either:

     (i) the natural expiration of such Agreements, as regulated under paragraph (b) below; or

     (ii) the date on which, in compliance with the applicable provisions herein, (A) - as a result of a Standstill, the Split and Holinvest Split become effective; (B) as a result of an Accelerated Standstill, the Current Olimpia Shareholders receive an Accelerated Standstill notice.

           (b) The Agreements shall have a term of three years as of the effective date of the Merger, and upon expiration shall be deemed tacitly extended [for an equal period], unless a notice of termination is served by either Party to the other, subject to the provisions in paragraph (c) below.

           (c) Subject to law requirements concerning particular cases, the Parties may withdraw from the Agreements, effective on the earliest expiration date, by written notice to the other Party 3 (three) months before such expiration date.

6.01 Board of Directors of Olimpia. (a) For the entire Duration of the Agreements, the Board of Directors of Olimpia will be made up of a fixed and non-changeable group of 10 members, one of which will be appointed upon designation by Hopa. The first Director appointed by Hopa will be Emilio Gnutti.

           (b) In the event the Director appointed by Hopa should cease to be on the Board, a replacement shall be designated within the next 20 (twenty) Work Days, and it is understood that the designation of the replacement will be still made by Hopa, with the consent of Pirelli, which shall not withhold it unreasonably.

           (c) Should Hopa wish to revoke one or more of the Directors it designated, the Current Olimpia Partners will cooperate fully, in order for this revocation to proceed as rapidly as possible. Hopa shall have the right to designate - in accordance to what was set forth in the preceding paragraph (b) - the Director to be appointed as a replacement for the Director who was revoked, subject to the consent of Pirelli, which shall not withhold such consent unreasonably.

           (d) The Parties commit to holding each other harmless and to holding Olimpia harmless from any onus or damage deriving from the revocation without just cause of the Directors that each one of them from time to time designates, pursuant to paragraph 6.01.

6.02 Relevant Subjects. (a) For the purposes of this contract and in particular of subsequent Article VIII the following shall be considered to be Relevant
Subjects:

     (i) In reference to the resolutions to be adopted by Olimpia's Shareholders' Extraordinary Meeting in relation to any subject that pertains to it, any time the resolution is adopted:

     (A) In opposition to a proposal by Olimpia's Board of Directors passed with the agreement of the Directors appointed by Olimpia's Current Partners and by Hopa; or

     (B) In agreement with a proposal by Olimpia's Board of Directors passed without the agreement of the Director appointed by Hopa;

     (ii) In reference to the resolutions to be adopted by Olimpia's Board of Directors in relation to those pertaining to:

     (A) The suggested vote to be cast during Olivetti's Shareholders' Extraordinary Meeting;

     (B)  The purchase, sale and transfer of any security interest valued over
          (euro)100,000,000.00 per transaction, or for multiple transactions performed during the same calendar year, with the exception of that which is provided for in the subsequent paragraph (b);

     (C) Acts or initiatives that modify or will modify the debt/equity ratio from a 1:1 ratio (while keeping open the option to remedy this situation pursuant to the procedure outlined in subsequent paragraph 8.07(a)(ii) and with the understanding that in this case it will not be considered to be a situation inducing stalling) and/or that concern the definition of the terms and conditions for using outside sources of financing;

     (D) Proposals for resolutions to be submitted to Olimpia's Shareholders' Extraordinary Meeting.

           (b) The Parties reciprocally acknowledge that - in spite of being slightly different from what was outlined in the preceding paragraph (a) (ii)
(B) - the following shall not be considered Relevant Subjects for the purposes of this Contract: actions relating to the purchase or sale of Olivetti stock, the conversion of convertible Olivetti bonds in to Olivetti stock or equivalent financial instruments, as long as even after these transactions Olimpia's debt/equity ratio remains below 1:1.

6.03 Board of Directors of Olivetti Companies. (a) For the entire Duration of the Agreements the current Olimpia partners will do whatever is in their power to ensure that, in the meetings of the Boards of Directors of the Olivetti Companies, a director be appointed as a result of being designated by Hopa. The first directors that Hopa designates to this end are those indicated in the attached document by number 6.03(a).

           (b) The new Boards of Directors of the Olivetti Companies, made up according to the dispositions in the preceding paragraph (a), will be appointed as soon as possible after the Merger and in any event within and no later than 60 Business Days after the effective date of the Merger itself.

           (c) The dispositions in the preceding paragraphs 6.01(b) and (c) will apply, mutatis mutandis, also regarding the meetings of the Board of Directors of the Olivetti Companies.

6.04 Tender Offers on Olivetti Stock. Hopa commits itself to the fact that, in the event Olivetti Stock is subject to a tender offer, the Director that it designated in Olimpia's Board of Directors - if the Current Olimpia Partners requests it in writing - will not oppose Olimpia's agreeing to such tender offer.

6.05 Stand still. (a) Except for what set forth in the subsequent paragraph (b) or expressly provided for by this Contract, the Current Olimpia Partners and Hopa (also with respect to its respective controlling companies and affiliates) commit themselves not to purchase Olivetti Stock for the Duration of the Agreements, and agree to the fact that Olimpia - in partial derogation from this limitation - notwithstanding what is set forth in subsequent paragraph 8.06, will have the right to buy and sell Olivetti Stock as long as these transactions do not cause the limits described in paragraph 4.01(iii) to be exceeded, notwithstanding the fact that in order to calculate the threshold specified in the aforementioned paragraph, one shall have to bear in mind the quantities allowed by paragraph (a) of Article III.

           (b) The following cases are exceptions to the Stand Still commitment specified in paragraph 6.05(a):

     (i) The exercise on Pirelli's part of the rights already acquired before executing this Contract, in relation to the exercise of call options and swap contracts relating to the purchase of Olivetti Stocks and Bonds (which are described in detail in the attached document designated by number 6.05(b)(i);

     (ii) For purchases of Olivetti Stock which were already allowed:

     (A) From Unicredito and Intesa, by the current Paracorporate Pact agreed to by these entities with Pirelli, which is described in the attached document designated by number 6.05 (b) (ii) (A); and

     (B) From Edizione, within the limits outlined by the current Paracorporate Pact agreed to by this entity with Pirelli, which are described in the attached document designated by number 6.05(b) (ii) (B).

     (iii) The maximum number of Olivetti Stock that the Hopa Controlling Companies are authorized to possess pursuant to paragraph 4.01.

           (c) Notwithstanding the above mentioned rights, furthermore the Parties reciprocally acknowledge that the purchase by one Side of convertible bonds and/or warrants that grant the right to underwrite convertible bonds in to Olivetti Stock and the exercise of the rights that go with it will be allowed only following the consent of the other Party, consent that shall not be unreasonably withheld, with the proviso that in the event of a request by Hopa there will have to be the unanimous consent of all the Current Olimpia Partners that at the time of this request are Olimpia partners.

6.06 Olimpia's Business Purpose. The Current Olimpia Partners commit themselves not to change Olimpia's business purpose (as reflected in the sample Articles of Incorporation which are found under Addendum 5.07 (b)) up to the latter of the following dates (i) the date of the natural expiration of the Agreements as set forth by paragraph 6 (b) of this Contract; and (ii) in the event of a Stall or an accelerated Stall, the effective date of the Break-up and the Holinvest Break-up.

6.07 Other Commitments Relating to Olimpia. The current Olimpia Partners commit to make it so that, for the entire duration of the Agreements, Olimpia:

     (i) Does not have other holdings or financial investments other than its holding in Olivetti, Olivetti's bonds, Olivetti's instruments and the holding by Olimpia in Holinvest possessed as a result of the merger;

     (ii) Has a debt/equity ratio that does not exceed 1:1; and

     (iii)Does not sell its holding in Olivetti to entities controlled by Olimpia or that are parts of groups whose ownership can be ascribed to the Current Olimpia Partners.

6.08 Co-sale Rights and Obligations. (a) Except when otherwise set forth in this Contract and in particular in the following paragraph 8.06(b)(iii) and 8.07(b)(ii), for the entire Term of the Agreements - and in any case until the effective date of the Spinoff and of the Holinvest Spinoff - if the holding of Pirelli in the capital of Olimpia is reduced by transfer, contribution, assignment (including by spinoff), or transfer of a portion thereof, directly or indirectly, or a financial instrument that may be converted and/or which gives right to a holding in the capital of Olimpia (hereinafter jointly the "Signed

Holding") for payment, free of charge, for cash, or for payment in kind, under any status, including in several branches as compared to that held as of the signing date of this Contract, Hopa will have the right to claim (and therefore Pirelli will be obligated to cause) the buyer (hereinafter the "Third Party Buyer") - pursuant to the applicable provisions of this paragraph 6.08:

     (i) whenever, notwithstanding the transfer and/or assignment of the Assigned Holding, Pirelli, together with Unicredito and Intesa, maintains absolute majority in the capital of Olimpia by acquiring:

     (A) a percentage of the holding of Holinvest equal to the percentage between the Assigned Holding and 50.4% according to the following formula:

                             PpiH : PiH = PC : 50.4%

          Where:

          PpiH: is the holding percentage of Hopa in Holinvest for which Hopa may claim transfer to the Third Party Buyer;

          PiH: is the total holding (expressed as a percentage of the capital of Holinvest) of Hopa in Holinvest;

          PC: is the Assigned Holding (expressed as a percentage of the capital of Olimpia);

     or,  as an alternative

     (B) a percentage of the Olivetti Instruments and/or of the Olivetti Shares and/or of the Financial Instruments held by Holinvest on the date Pirelli communicates its intent, equal to the percentages between the Assigned Participation and 50.4% according to the following formula:

                             PSOH : SOH = PC : 50.4%

          Where:

          PSOH: is the portion of the Olivetti Instruments and/or Olivetti Shares and/or of the Financial Instruments held by Holinvest on the date Pirelli communicates its intent, for which Hopa may claim transfer to the Third Party Buyer;

          SOH: the total number of Olivetti Instruments and/or Olivetti Shares and/or of the Financial Instruments on the date Pirelli communicates its intent, held by Holinvest;

          PC: is the Assigned Holding (expressed as a percentage of the capital of Olimpia);

                and therefore

     (C) a percentage of its own holding in Olimpia equal to the percentage between the Assigned Holding and 50.4%:

                             PpiO : PiO = PC : 50.4%

          Where:

          PpiO: is the portion of Hopa's holding in Olimpia for which Hopa may claim transfer to the Third Party Buyer;

          PiO: the total holding held by Hopa in Olimpia;

          PC: Assigned Holding (expressed as a percentage of the capital of Olimpia);

     (ii) whenever the assignment and/or transfer with price paid in kind (contribution and/or spinoff) of the Assigned Holding implies the loss of the absolute majority in the common capital of Olimpia by Pirelli together with Unicredito and Intesa, acquiring the entire holding held by Hopa in Olimpia and/or Holinvest;

     (iii)whenever the assignment and/or transfer with the price paid in cash of the Assigned Holding implies the loss of the absolute majority in the common capital of Olimpia, by Pirelli, together with Unicredito and Intesa, Hopa will also have the obligation to sell (and, respectively, Pirelli will have the obligation and the right to cause Hopa to sell) to the Third Party Buyer the entire holding of Hopa in Olimpia and/or in Holinvest;

with the understanding that:

          (x) for the purposes of this paragraph 6.08, the financial instruments whose acquisition by the Third Party Buyer must be imposed by Hopa exercising the alternative power set forth in this paragraph 6.08(a), will be identified as "Instruments to be Assigned";

          (y)  once Hopa communicates - pursuant to the following paragraph (c)
               - to Pirelli that it wishes to exercise the co-sale right set forth in this paragraph 6.08(a), Hopa will be obligated to sell the Instruments to be Assigned under the terms and conditions set forth in this paragraph 6.08 and, in particular, the following paragraphs (d) and (e); and

          (z) the choice between the options referred to in the previous paragraph 6.08(a)(i) will be exercised discretionally by Hopa and will be unavailable.

           (b) In order to allow Hopa to exercise the rights set forth in the previous paragraph (a), Pirelli undertakes to communicate to Hopa any intention to sell, transfer, assign (including by spinoff) or otherwise transfer under any status or part of its own holding in Olimpia, as soon as allowed by the negotiations with the Third Party Buyer (taking into consideration possible reasons of confidentiality), communicating to Hopa the nature of the Third Party Buyer and the terms and conditions of the possible transfer transaction.

           (c) Hopa, after receiving the communication about the transfer project of the Assigned Holding by Pirelli, must communicate to Pirelli within twenty (20) Business Days from receipt of the communication, whether or not it intends to exercise its own co-sale right and whenever Pirelli's communication refers to a transaction of the type indicated in the previous paragraph (a)(i), which of the options set forth in Sections (A) through (C) of said paragraph
(a)(i) it intends to choose.

           (d) Should Hopa exercise the co-sale right set forth in this paragraph 6.08, the transfers of the Instruments to be Assigned to the Third Party Buyer following such exercise must be perfected simultaneously with the transfer of the Assigned Holding by Pirelli to the Third Party Buyer.

           (e) The transfer price of the Instruments to be Assigned must be established pursuant to the following provisions:

     (i) whenever Hopa exercised the co-sale right set forth in its favor in the previous paragraph 6.08(a)(i)(C) or 6.08(a)(ii), the latter in the portion referring to the Olimpia holding, the price will be equal to the same price for each Olimpia share obtained by Pirelli from the assignment of the Assigned Holding;

     (ii) whenever Hopa exercised the co-sale right in its favor pursuant to the previous paragraph 6.08(a)(i)(A) or 6.08(a)(ii), the latter in the portion referring to the holding in Holinvest, the price will be established by considering the implicit value assigned by the Third Party Buyer to the Olivetti securities and to any Financial Instrument held by Olimpia evaluating Holinvest on this basis at Net Assets Value;

     (iii)whenever Hopa exercised the co-sale right in its favor pursuant to the previous paragraph 6.08(a)(i)(B), the price of the Olivetti Instruments will be established considering the implicit value assigned by the Third Party Buyer to the Olivetti securities and to any Financial Instrument held by Olimpia.

with the understanding that, for the purposes of this paragraph, the Net Asset Value (referred to in the previous paragraph (ii)) and the price of the Financial Instruments (referred to in the previous paragraph (iii)) will be established pursuant to the previous paragraph (e) and, in the event of this agreement between Pirelli and Hopa, by an audit firm included among the so-called "Big Four" - appointed by the Parties by mutual agreement or, in the absence of such agreement, by the Presiding Judge of the Court of Milan at the request of the most diligent Party; with the understanding that - the determinations made by audit firm will be unappealable and final.

           (f) It is understood between the Parties that the obligations set forth in this paragraph 6.08 must be considered exclusively at the charge of Pirelli, excluding any joint liability of the Current Olimpia Shareholders.

6.08bis Co-sale Rights concerning Olimpia's assets. (a) For the entire Term of the Agreements - and in any event until the effective date of the Spinoff and of the Holinvest Spinoff - if the holding of Olimpia is reduced to a level below 25% of Olivetti's capital or, whenever it is so reduced, it is further reduced by transfer, assignment (including by spinoff) or sale of a portion thereof for payment, free of charge, for cash or by payment in kind, under any status, including in several tranches (hereinafter, together, the "Assigned Olivetti Holding"), Holinvest will have the right to claim (and therefore Olimpia will be obligated to cause) the buyer (hereinafter the "Third Party Buyer of Olivetti Instruments") - pursuant to the applicable provisions of this paragraph - to buy a percentage of the Olivetti Shares (and/or Financial Instruments) held by it on that date, equal to the percentage between the Assigned Olivetti Holding and Olimpia's holding in Olivetti, held before the assignment of the Assigned Olivetti Holding:

                              PAOH : AOH = POC : PO

               Where:

               PAOH: is the number of Olivetti Shares (and/or Financial Instruments) held by it, for which Holivest [sic] may claim the transfer to the Third Party Buyer;

               AOH: is the total number of Olivetti Shares (and/or Financial Instruments) held by Holinvest on the date Olimpia communicates its intent to transfer the Assigned Participation;

               POC: is the Assigned Olivetti Holding (expressed as a percentage of the Olivetti Shares (and/or of the Financial Instruments) held by Olimpia on the date Olimpia communicates its intent to transfer Assigned Olivetti Holding);

               PO: the total holding in Olivetti and/or all Financial Instruments held by Olimpia before the assignment of the Assigned Olivetti Holding;

          with the understanding that:

          (x) for the purposes of this paragraph 6.08bis, the Olivetti Shares and/or Financial Instruments for which Holinvest must impose the acquisition of the Olivetti Instruments by the Third Party Buyer will be identified as "Olivetti Instruments to be Assigned";

          (y)  once Holinvest communicates - pursuant to the following paragraph
               (c) - to Olimpia that it wishes to exercise the co-sale right set forth in this paragraph 6.08bis, Holinvest will be obligated to sell the Olivetti Instruments to be Assigned under the terms and conditions set forth in this paragraph 6.08bis and, in particular, the following paragraphs (d) and (e); and

(b) In order to allow Holinvest to exercise the rights set forth in the previous paragraph (a), Olimpia undertakes to communicate to Holinvest any intention to sell, transfer, assign (including by spinoff), or otherwise transfer under any status or part of its own holding in Olivetti, as soon as allowed by the negotiations of the Olivetti Instruments with the Third Party Buyer (taking into consideration possible reasons of confidentiality), communicating to Holinvest the nature of the Third Party Buyer of the Olivetti Instruments and the terms and conditions of the possible transfer transaction.

(c) Holinvest, after receiving the communication about the transfer project of the Assigned Olivetti Holding by Olimpia, must communicate to Olimpia within twenty (20) Business Days from receipt of the communication, whether or not it intends to exercise its own co-sale right.

(d) Should Holinvest exercise the co-sale right set forth in this paragraph 8.06(ii)[sic], the transfers of the Assigned Olivetti Instruments to the Third Party Buyer of the Olivetti Instruments to be Assigned following such exercise must be perfected simultaneously with the transfer by Olimpia to the Third Party Buyer of the Olivetti Instruments of the Assigned Olivetti Holding.

(e) The transfer prize of the Olivetti Instruments to be Assigned will be equal to the price for each Olivetti share (and/or Financial Instrument) obtained by Olimpia from the transfer for the assignment of the Assigned Olivetti Holding.

(f) The Parties mutually take note and agree that - as a partial exception to the provisions of this paragraph 6.08bis - whenever Holinvest exercises the co-sale right referred to in this paragraph 6.08bis, the assignment of the Assigned Olivetti Holding which - pursuant to the terms of the preceding paragraph would include an event of Accelerated Standstill - it will not be considered Accelerated Standstill.

6.09 Taking Note. The parties mutually take note that:

     (i) the Agreements set forth in this Contract do not replace and therefore do not impair the validity, efficacy and enforceability of the Agreements referred to in the Paracorporate Pact executed on September 14, 2001 between Pirelli, Unicredito, and Intesa;

     (ii) in light of the preceding paragraph (i), the exercise by Unicredito and/or Intesa of the rights set forth in their favor in the Paracorporate Pact referred to in the previous paragraph (i) may not in any manner represent nonperformance of any commitments assumed by Unicredito and Intesa (as Current Olimpia Shareholders) under this Contract, nor cause under any other status any liability for Unicredito and Intesa themselves;

     (iii) whenever Unicredito and/or Intesa exercise the put right pursuant to the Paracorporate Pact referred to in the preceding paragraph (i), they will immediately be released from any obligation towards Hopa arising from this Contract, regardless of the date of the actual transfer of the Olimpia shares subject to the put, without prejudice to the fact that Pirelli will be automatically obligated towards Hopa to perform all such obligations towards Hopa itself;

     (iv) for whenever Unicredito and/or Intesa exercise the put right referred to in the previous paragraph (iii), Edizione Finance and Hopa waive, as of now, exercising the preference right established in their favor in the bylaws.

                                   Article VII

                    PARACORPORATE PACTS CONCERNING HOLINVEST
                    ----------------------------------------

7.01 Board of Directors of Holinvest. (a) For the entire Term of the Agreements, the board of directors of Holinvest will be made up of a fixed, unchangeable number of 7 members, one of whom will be appointed by Olimpia's designation.

           (b) The provisions of the previous paragraphs 6.01(b), (c) and (d) will apply, mutatis mutandis, to the Board of Directors of Holinvest.

7.02 Lock-up Commitments. (a) As of the date of this Contract and for a period of twenty months from the effective date of the Merger, Hopa:

     (i)  undertakes not to:

     (A) offer, constitute in pledge, sell, carry out preliminary sale steps, lend or otherwise transfer or assign (including by contribution or partial spinoff), directly or indirectly, Hopa's Holinvest Holding or any financial instrument that may be converted or which would give right to a holding in the capital of Holinvest, or

     (B) execute swap contracts and other acts and/or contracts transferring to a different party, in full or in part, any risk or economic profit arising from Hopa's ownership of the Holinvest Holding, regardless of the fact that the transactions described in the preceding points (A) and (B) must be liquidated by delivery of Hopa's Holinvest Holding or of the aforementioned financial instruments, for cash or otherwise.

     (ii) it pledges - without prejudice to the provisions of the following paragraphs (b) and (c) - to take all necessary steps to prevent Holinvest from:

     (A) offering, selling, carrying out preliminary sales steps, lending, granting in pledge to guarantee obligations of third parties or otherwise transferring or assigning (including by contribution or partial spinoff), directly or indirectly, the Olivetti Instruments which, as of the date of this Contract, are owned by it, or any other financial instrument that may be converted or which gives right to a holding in the capital of Olivetti; or

     (B) executing swap contracts or other acts and/or contracts transferring to a different party, in full or in part, any risk or economic profit arising from the ownership of the Olivetti Instruments which, as of the date of this Contract, are owned by it, regardless of the fact that the transactions described in the preceding points (A) and (B) must be liquidated by delivery of the Olivetti Instruments or of the other aforementioned financial instruments, for cash or otherwise.

          (b)  Concerning the provisions of the following paragraph 7.03:

          (i)  the Parties mutually take note that they know the following:

          (A) Holinvest gave in pledge to the banks which financed it (the "Creditor Banks") the Olivetti Instruments which, as of the date of this Contract, are owned by it (as identified in the document enclosed herewith under No. 7.02(b)(ii)(A)) as guarantee of the obligations to reimburse the financing granted to it by said Creditor Banks;

          (B) Hopa undertakes to take all possible steps to avoid a possible discussion of the pledge by the Creditor Banks and therefore to preserve the preferred rights in favor of Olimpia referred in paragraph 7.03 below;

          (ii) in light of the provisions of the preceding paragraph (i), the Parties agree that:

          (A) following the execution of this Contract, Hopa will do everything possible so that the Creditor Banks:

          (1) consent that, in the event of sale of the Olivetti Instruments following the discussion of the pledge referred to in the preceding paragraph (i)(A), Olimpia be granted a preferred right concerning the acquisition of the Olivetti Instruments so sold; or, whenever such hypothesis is not feasible,

          (2) to accept - in the event that the pledge referred to in the preceding paragraph (i)(A) must be discussed - to transfer to Olimpia the financing contracts and the respective guarantees, at a price equal to the market value as of that date of the credit given by the Creditor Banks to Holinvest, under the same financing contracts so assigned; on the other hand, it is understood that Hopa undertakes as of now to cause Holinvest - in the event that the Creditor Banks declare their availability to transfer the contract as indicated

               in this paragraph (ii)(A)(2) to accept - and therefore consent to
               - such assignments:

          (B)  without limitation to the provisions of the preceding paragraph
               (A), immediately after the execution of the this contract, the Parties will send a joint communication to the Creditor Banks to inform them of the existence of the preferred right referred to in paragraph 7.03 below, and also requesting the Creditor Banks to a meeting to discuss the provisions of the aforementioned paragraph (ii)(A);

          (C) in order to help Olimpia achieve the purposes set forth in the previous paragraph (i)(C), Hopa will allow a representative of Olimpia (chosen by Olimpia with the consent of Hopa - which may not be unreasonably denied) to participate in all the meetings with the Creditor Banks which are the consequence or related to the provisions of the previous paragraph (ii)(A);

          (iii) the sections in the previous paragraphs(i) and (ii) will apply, mutatis mutandis, also in the case of subsequent financing and the respective pledges, with the understanding that the pledges so granted by Holinvest may refer only to the debts contracted by it, to the exclusion of the guarantee pledges of the debts of other parties.

          (c) Hopa's obligation referred to in the previous paragraph (a)(ii) is understood in the sense of allowing Holinvest to freely dispose - during the lock-up period - of the Olivetti Instruments and/or Financial Instruments (but without application of the preferred right referred to in paragraph 7.03 below) provided that during said period, Holinvest keeps its ownership of a number of securities of not less than 65% and not more than 125% of those listed in the previous paragraph 4.01(ii)(A) and provided the shares of the companies director or indirectly controlled by Olivetti do not exceed 10% of the assets of Holinvest, without prejudice to the composition of the assets of Holinvest on the Relevant Date.

7.03 First Preferred Right in Favor of Olimpia. (a) At the end of the Lock-up period referred to in the previous paragraph 7.02(a)(ii) and for the entire residual Term of the Agreements - and in any case until the effective date of the Spinoff and of the Holinvest Spinoff - Holinvest may freely dispose of the Financial Instruments and of the Olivetti Shares, provided it - should it carry out any of the transactions set forth in the previous paragraph 7.02(a)(ii)(A) and (B) - grant Olimpia (with written communication detailing the identity of the potential buyer whenever it is known to Holinvest, regardless of the fact that the sale takes place on the regulated market, and all the elements necessary for the adequate evaluation of the offer of the latter and of the elements showing his seriousness) a preferred right in the Olivetti Instruments which are the object of such transaction.

          (b)  It is understood that:

          (i) the offer must be presented by the third party within (30) thirty Business Days from the date Olimpia received Holinvest's communication referred to in the previous paragraph 7.03(a);

          (ii) the preferred right referred to in the previous paragraph (b) must be exercised by the Olimpia within two (2) Business Days after Olimpia's receipt of the respective denunciatio.

7.04 Holinvest's Bylaws. Hopa will take all necessary steps so that, by the date of the Merger and not later, Holinvest's bylaws be amended to allow Holinvest exclusively to engage in the holding and financial activity concerning ownership and trading of the Olivetti Shares, Olivetti Instruments and Financial Instruments, as well as the shares and/or financial instruments of the companies directly or indirectly controlled by Olivetti; Hopa's commitment is subject to the admissibility of such amendment pursuant to current legislation, without prejudice to the fact that Hopa will not be obligated to make such amendment whenever it implies the prohibition to Holinvest from continuing to own the holdings in securities other than those indicated in this paragraph, as currently owned, with the understand that, in this case, Hopa undertakes to cause Holinvest not to acquire new securities other than those described above. In addition, within the same term, Hopa undertakes to make in the current bylaws of Holinvet [sic] the amendments necessary to make it consistent with the model bylaws enclosed herewith under No. 7.04.

7.05 Second Preferred Right in Favor of Olimpia. (a) In the absence of a scenario of Accelerated Standstill, on the expiration of the first three-year period of the term of the Agreements (but completely independently from the fact that the agreements are extended for a subsequent three-year period or not) Hopa will cause Holinvest to execute with Olimpia a preferred rights agreement with a term of two years, under which - as of that date - Holinvest - whenever it intends to offer, pledge, sell, carry out preliminary sale steps, sell any sale option or contract, grant any option, right or warrant for acquisition, lend or otherwise transfer, assign or dispose (including by contribution or partial spinoff), directly or indirectly, all or part of Olivetti's holding post-Spinoff
- it must offer it preferentially to Olimpia to the extent that, due to the transaction planned, Hopa and Holinvest would own together less than:

          (i) 65% of the holding in Olivetti belonging to them by the effect of the Spinoff; or

          (ii) 65% of the Olivetti Instruments owned by Holinvest on the reference date of the Spinoff.

           (b) The preferred right referred to in the previous paragraph (a) must be exercised by Olimpia within 15 days after its receipt of the respective denunciatio.

           (c) For the entire term of the preferred rights agreement set forth in this paragraph 7.05, the provisions of the previous paragraph 6.05 apply, mutatis mutandis.

                                  ARTICLE VIII

                      STANDSTILL AND ACCELERATED STANDSTILL
                      -------------------------------------

8.01 Identification of standstill cases. For the purposes of this Contract, "Standstill" means a situation of disagreement, expressed in preliminary consultations or, in the absence thereof, in the Extraordinary Shareholders' Meeting of Olimpia or in the Board of Directors of Olimpia, among the Current Olimpia Shareholders, on the one hand, and Hopa, on the other hand, on a Relevant Subject, at any time during the Term of the Agreements.

8.02 Obligation of consultation. The Current Olimpia Shareholders undertake to first consult Hopa whenever a Relevant Deliberation must be discussed or approved.

8.03 Procedure. (a) For the performance of the obligation referred to in paragraph 8.02 above, the Current Olimpia Shareholders and Hopa undertake to meet, or to first consult each other by telephone conference or videoconference, subject to the appropriate minutes, within and not later than the third (3rd) day prior to the day scheduled for the meeting of the board or shareholders of Olimpia, or immediately after they become aware, in the event of urgent invitation from the meeting of the Board of Olimpia pursuant to the applicable bylaws' provisions.

           (b) In the consultation referred to in this paragraph, the Current Olimpia Shareholders and Hopa will do everything possible to reach an agreement and/or identify a common position in the issues submitted to their examination, and undertake for this purpose to act in good faith.

           (c) The unjustified absence of a Party in the preliminary consultation or its abstention from decisions reached during the consultation, implies acceptance of the decisions reached by the other Party and impose on the absent or abstaining Party the obligation to comply with and observe such decisions.

8.04 Manifestation of will. (a) Whenever the Current Olimpia Shareholders and Hopa, in the preliminary consultation referred to in paragraphs 8.02 and 8.03 above, reached an agreement concerning the issues submitted to said consultation, they will be obligated to express their will at the competent levels, according to the following provisions:

     (i) by giving a joint representative delegation to participate in Olimpia's extraordinary shareholders' meeting and to cast the vote in said meeting, according to the decision made; or, as applicable,

     (ii) to cause its representatives in the Board of Directors of Olimpia to participate in the meeting of the board and cast their vote there, according to the joint decisions reached in the preliminary consultation.

           (b) Otherwise, in the absence of mutual agreement on the issues submitted to consultation, Hopa will be obligated to refrain from participating in the meeting of the shareholders or of the board and from casting or causing its vote to be cast at said level and/or refrain from expressing, at any level and mode, its will or position concerning the issue subject to said preliminary consultation, except as indicated in point (d) below.

           (c) Whenever the preliminary consultation referred to in the previous paragraphs 8.02 and 8.03 does not take place by the fault of the Current Olimpia Shareholders, Hopa will have the right to participate in the meeting of the shareholders and/or board and cast or cause casting of its vote at that level and/or to express, at any level and mode, its will or position concerning the Relevant Subject, except as set forth in point (d) below.

           (d) Whenever the situation referred to in point (b) or the situation referred to in point (c) above occur, Hopa will have the right to send to the Current Olimpia Shareholders, by telegram or registered letter and pursuant to paragraph 12.03, a "Standstill Notice" within the term of 15 (fifteen) days from the end of the consultation referred to in paragraph 8.03 or, in the absence of consultation, from the date of the decision referred to in the preceding paragraph 8.04(c).

           (e) Within 30 Business Days from the date the Current Olimpia Shareholders received the Standstill Notice, the Parties must request - for the only purpose referred to in paragraph 10.01 below - by unappealable judgment of an Arbitration Board, to be appointed in accordance with Article XIII below, the ascertainment, for the purposes set forth in Article X, of whether or not the Standstill situation was declared by Hopa in good faith.

In any event, it is understood in order to avoid any doubt, that Hopa's right (as referred to in Article IX below) to have the Spinoff [and] the Holinvest Spinoff take place without the results of such ascertainment and therefore the Current Olimpia Shareholders must implement all necessary steps for the Spinoff and Holinvest Spinoff to take place within the term indicated in paragraph 9.01(c) below.

8.05 Rights of the Parties. (a) Whenever Hopa sends to the Current Olivetti Shareholders a Standstill Notice pursuant to paragraph 9.04 (c) above, Hopa will have the right (which will be deemed exercised by the receipt of the Standstill Notice by the Current Olimpia Shareholders pursuant to point (c) paragraph 8.04 above) to claim - as of the end of the thirty-sixth (36) month after the date of the Merger (the "Initial Term") - all necessary steps to be taken so that within 6 months from the Initial Term, the Spinoff and Holinvest Spinoff take place pursuant to the applicable provisions of Article IX below.

           (b) The Parties agree that in any case of absence of opt-out of the Parties and their consequent automatic renewal pursuant to the provisions of paragraph 6.00(b) above, the Initial Term must be considered from time to time [the end of the thirty-sixth (36) month after the date of each renewal].

8.06 Identification of Cases of Accelerated Standstill.

           (a) Whenever - during the Term of the Agreements - one of the following events takes place (each of them an event of "Accelerated Standstill"):

     (i) a decision is made for the merger and/or spinoff of Olimpia and/or Olivetti with companies other than companies directly or indirectly controlled;

     (ii) Olimpia stops owning a holding in Olivetti at least equal to the Holding in Olivetti, including as a consequence of:

     (A) transfer and/or assignment (including by spinoff) and/or contribution of all or part of its holding in Olivetti and/or Financial Instruments (with voting right) to companies belonging to the groups in which the Current Olimpia Shareholders are members or which are managed by them; or

     (B) transfer and/or assignment (including by spinoff) of all or part of its holding in Olivetti and/or Financial Instruments (with voting right) to third parties with payment in kind (for example by swap or contribution).

     (iii)Olimpia's debt/equity Ratio - without prejudice to paragraph (b) below
          - exceeds 1:1;

     (iv) the Current Olimpia Shareholders decide to contribute all or part of their total holding in Olimpia to companies belonging to groups in which the Current Olimpia Shareholders are members or which are managed by them;

     (v) without prejudice tot he provisions of paragraph 8.06(b) (iii) (C) below, there are plans for transfer, assignment and/or conveyance (including by spinoff) under any status, of all or part of the total holding of the Current Olimpia Shareholders in Olimpia, to companies belonging to groups in which the Current Olimpia Shareholders are members or which are managed by them, at a price lower than the market price of Olimpia's holding in Olivetti plus (euro) 0.60 per Olivetti Share and/or Financial Instrument owned by Olimpia. It is understood that, whenever Extraordinary Transactions or Capital Transactions are carried out, such increase of (euro) 0.60 must be determined for a number of Olivetti Shares and/or Financial Instruments appropriately adjusted or adapted as a consequence of such Transactions, according to market practice, with the understanding that whenever, due to the determination of such number there is a disagreement between the Parties, such determination will be requested by the most diligent Party from a prime business bank chosen by mutual agreement or, in the absence thereof, designated by the President Judge of the Court of Milan;

     (vi) there are plans for assignment and/or conveyance (including by spinoff) of all or part of the total participation of the Current Shareholders in Olimpia to third parties, with payment in kind (for example by swap or contribution), whenever the third party does not assume towards Hopa the same obligations assumed by the Current Olimpia Shareholders pursuant to the agreements, without prejudice to the fact that in such case Hopa will not be subject to any co-sale obligation;

in all these cases, Hopa will have the right to ask Olimpia and the Current Olimpia Shareholders to take all necessary steps in order to decide - pursuant to the applicable provisions of Article IX below - on the Spinoff and Holinvest Spinoff.

           (b) The Parties mutually take note that:

     (i) the right granted to Hopa in paragraph (a) above will be deemed exercised when the Current Olimpia Shareholders receive a written communication from Hopa indicating to the Current Olimpia Shareholders its desire to enforce its rights established in the event of Accelerated Standstill, "Accelerated Standstill Notice";

     (ii) this communication must be sent by Hopa to the Current Olimpia Shareholders not later than by the fifteenth (15th) day after the occurrence of one of the events referred to in paragraph (a) above;

     (iii)in the event referred to in paragraph 8.06(a)(v) above, Hopa will not have:

     (A) the right to exercise the co-sale rights reserved in its favor in paragraph 6.08(a) above;

     (B)  the right to exercise its preferred right established in the bylaws;
          and

     (C)  any co-sale obligation.

8.07 Exceptions to Cases of Accelerated Standstill.

           (a) In partial derogation to the provisions of paragraph 8.06(a)(iii) above, the Parties mutually take note that:

     (i) the occurrence of a possible excess over the ratio of 1:1 in the debt/equity Ratio of Olimpia, relevant for the purposes of paragraph 8.06(iii) above, will exclusively be that carried out by Olimpia and the Current Olimpia Shareholders and communicated by them to Hopa (including as part of the approval of the periodic financial statements and balance sheets of Olimpia by its Board of Directors) quarterly, and at any time following a written request from Hopa to Olimpia; and

     (ii) it may be considered that the event referred to in the previous paragraph 8.06(iii) took place only if, following said event, the debt/equity Ratio of Olimpia is not restored to a value equal to or lower than 1:1 within the next 5 days from the date of the communication by which Olimpia notifies Hopa that the debt/equity Ratio of Olimpia has exceeded 1:1 or, as an alternative, the latter does not irrevocably undertake to restore it, with the understanding that such restoration may occur (A) by non-refundable payments to the capital account made by the Current Olimpia Shareholders and without causing economic difficulties for Hopa or dilutions of the latter's holding in Olimpia or (B) by subordinated financing, with the understanding that, in this case, the current Olimpia Shareholders will be obligated (in order to avoid an Accelerated Standstill) to convert or replace within 60 (sixty) days such subordinated financing by non-refundable payments to the capital account, without causing economic difficulties for Hopa or dilution of the latter's holding in Olimpia.

     (b)  In addition, the Parties mutually take note that:

     (i) the transfer or contribution of their holding in Olimpia will not constitute a case of Accelerated Standstill pursuant to paragraph 8.06(v) above:

     (A) by one of the Current Olimpia Shareholders, to a company which is (and remains) controlled by it; and

     (B)  by Unicredito and Intesa to:

          (1) a company subject to joint control of said parties in their respective bank group and as long as they remain members thereof; and/or

          (2) to Pirelli, pursuant to the provisions of the current Pool Agreement between Pirelli, on the one hand, and Unicredito and Intesa on the other hand, provided that Pirelli - simultaneously with such assignment or contribution - is subrogated in the obligations assumed by Unicredito and Intesa towards Hopa pursuant to the Agreements and in general pursuant to this Contract;

     (C) by Edizione to Pirelli pursuant to the provisions of the current Pool Agreement between Pirelli, on the one hand, and Edizione, on the other hand, whereby Pirelli is subrogated as of now, in the event of such assignment or contribution, in the obligations assumed by Edizione towards Hopa pursuant to the Agreements and, in general, pursuant to this Contract;

     (ii) the assignments referred to in paragraph 8.07(b)(i) above will not give Hopa the right to exercise the co-sale rights reserved to it under paragraph 6.08(a) above, nor the preferred right established for it in the bylaws, nor will they create any co-sale obligation for Hopa.

8.08. Relations between Standstill and Accelerated Standstill. The Parties mutually take note that whenever, in the event of a Standstill, there is an event of Accelerated Standstill, the applicable provisions in the case of Accelerated Standstill will prevail and, whenever there is an Accelerated Standstill, there may be no Standstill or a subsequent Accelerated Standstill, with the understanding that in the event of a Standstill, an Accelerated Standstill may take place but a subsequent Standstill may not be deemed to occur.

                                   Article IX

                          SPINOFF AND HOLINVEST SPINOFF
                          -----------------------------

9.00 Triggering Events. Should Hopa exercise the rights set forth in its favor in paragraphs 8.05 and 8.06(a) above, and in the event of failure to renew the Agreements on their initial expiration or at the expiration of the subsequent renewals periods pursuant to paragraph 6.00 above:

     (i) the Current Olimpia Shareholders undertake to do everything necessary so that - pursuant to the following paragraphs of this Article IX and in particular paragraph 9.01 - the Spinoff takes place; and

     (ii) Hopa and Olimpia undertake to do everything necessary so that - pursuant to the following paragraphs of this Article IX and in particular paragraph 9.04 - the Holinvest Spinoff takes place.

9.01 The Spinoff. (a) The Spinoff will consist of a partial spinoff of Olimpia as a consequence of which Hopa will receive the pro-quota of Olimpia's assets and liabilities.

           (b) The reference date, including for the determination of the pro-quota of the assets and liabilities and without prejudice to paragraph 9.02, of the Spinoff (the "Relevant Date") will be:

     (i) the Initial Term, in the event of Standstill and in the event of failure to renew the Agreements on the original expiration or on the expiration of the subsequent renewal periods (without prejudice to paragraph 8.05(b) above); and

     (ii) a date coinciding with the third (3rd) Business Day following the date of the relevant event for the purposes of Accelerated Standstill, in the event of Accelerated Standstill.

           (c) Without prejudice to paragraph 9.06 below, the Current Olimpia Shareholders must take all necessary steps to complete the Spinoff within six
(6) months:

     (i) from the Initial Term, in the event of Standstill and in the event of failure to renew the Agreements on the original expiration or on the expiration of the subsequent renewals periods; and

     (ii) from the date of receipt of the Accelerated Standstill Notice, in the event of Accelerated Standstill.

9.02 Commitment of the Current Olimpia Shareholders. Without prejudice to paragraph 9.07 below for the so-called cash settlements, in all cases in which, pursuant to this Contract, it is necessary to proceed with the Spinoff, the Current Olimpia Shareholders must do everything necessary so that, on the Relevant Date:

     (i) the assets of Olimpia consist at least of the Olivetti Holding (ii) the share of the Olivetti Holding and Financial Instruments to be attributed to Hopa in the Spinoff is equal to the percentage of Hopa's holding in the capital of Olimpia, without prejudice to the fact that, in the Spinoff, Hopa must be attributed a share of the Olivetti Holding including in the event that, on the Relevant Date, Olimpia has a holding lower than the Olivetti Holding, except that, upon the reduction of Olimpia's holding in Olivetti below the Olivetti Holding, the exercise of the co-sale right is obtained by Hopa; in this case, Hopa will be attributed the pro rata of Olimpia's holding in Olivetti and of its financial instruments;

     (ii) Hopa will be attributed a portion, in a percentage equal to Hopa's holding percentage in Olimpia's capital,

     (A)  of Olimpia's holding in Holinvest on the Relevant Data; or

     (B) the share reserved to Olimpia in connection with Holinvest's assets and liabilities on the same date.

9.03 Further Commitments in the Event of Standstill, Accelerated Standstill and Failure to Renew. In addition to the provisions of Paragraph 9.02 above, in the event of Spinoff following a Standstill, and an Accelerated Standstill or failure to renew the Agreements, the Current Olimpia Shareholders must take all necessary steps so that the debt/equity Ratio of Olimpia on the Relevant Date is not higher than 1:1.

9.04 Subsequent Commitments only in the Event of Accelerated Standstill. In addition to the provisions of paragraph 9.02 above, in the event of Spinoff following an Accelerated Standstill (and therefore not in the case of Standstill or failure to renew the Agreements), the Current Olimpia Shareholders must take all necessary steps so that the effects of the event which gives rise to Hopa's right to enforce the Accelerated Standstill (provided it does not consist of the events referred to in paragraphs 8.06(ii) and 8.06(iii) below) do not damage the Spinoff.

9.05 Holinvest Spinoff. (a) The Holinvest Spinoff will consist of a partial spinoff of Holinvest as a consequence of which Olimpia will be attributed the pro-quota of the assets and liabilities of Holinvest.

           (b) Without prejudice to paragraph 9.07 below, the reference date of the Holinvest Spinoff will be the Relevant Date of the Spinoff (and must therefore be determined pursuant to paragraph 9.01(b) above).

           (c) Without prejudice to paragraph 9.07 below, Hopa must take all necessary steps for the Holinvest Spinoff to be completed within six (6) months:

     (i) from the Initial Term, in the event of Standstill and in the event of failure to renew the Agreements on the original expiration or on the expiration of the subsequent renewals periods; and

     (ii) from the date of receipt of the Accelerated Standstill Notice, in the event of Accelerated Standstill.

9.06 Commitment of Hopa. In all cases in which the Holinvest Spinoff must be carried out, Hopa will take all necessary steps so that, on the Relevant Date:

     (i)  Holinvest's debt/equity Ratio is not higher than 1:1; and

     (ii) Holinvest's assets do not include financial instruments other than Olivetti Bonds or other Olivetti Instruments or financial instruments derivative from Extraordinary Transactions or Olivetti Shares arising from the conversion of the instruments of mentioned above, in addition to the Olivetti Shares referred to in paragraph 4.01 (a) (ii) (A) (4) above.

9.07       Modalities of the Spinoff and Holinvest Spinoff.

           (a) Without prejudice to the previous paragraphs of this Article IX, the Parties mutually take note that, in order to carry out the agreement of the Parties in the event that it is necessary to proceed with the Spinoff and the Holinvest Spinoff:

     (i) the Holinvest Spinoff must proceed and be effective before the Spinoff becomes effective, and must attribute to Olimpia (or, should it so require, in writing, to one of its fully-held subsidiaries) the pro-quota of the assets and liabilities of Holinvest (as set forth in paragraphs 9.05 and 9.06 above); however, it is understood that, whenever Hopa so desires, instead of the Holinvest Spinoff (and therefore instead of the allocation to Olimpia of the pro-quota of the assets and liabilities of Holinvest) Hopa may liquidate Olimpia [and therefore buy Olimpia's holding in Holinvest] with a payment in cash (so-called cash settlement) whose amount must be calculated equal to the difference, calculated at market prices on the Relevant Date, between the assets and liabilities which, in the event of the Holinvest Spinoff (and therefore in the event of allocation to Olimpia of the pro-quota of the assets and liabilities of Holinvest) would have been reserved for Olimpia; with the understanding that this right may be exercised by Hopa only within 15 (fifteen) Business Days from the Relevant Date, and that the payment of the aforementioned amount must take place within 15 (fifteen) Business Days after the exercise of said right.

     (ii) subsequently - although without solution of continuity - at the time the Holinvest Spinoff becomes effective, the Spinoff will be carried out attributing to Hopa (or, if it so desires, to one of its fully-held subsidiaries) the pro-quota of the assets and liabilities of Olimpia (as set forth in paragraphs 9.01 to 9.04 above); however, it is understood that, whenever the Current Olimpia Shareholders so desire, instead of the Spinoff (and therefore instead of the allocation to Hopa of the pro-quota of the assets and liabilities of Olimpia) the Current Olimpia Shareholders may liquidate Hopa [and therefore buy the pro-quota, unless decided otherwise, of Hopa's entire holding in Olimpia] with a payment in cash (so-called cash settlement) whose amount must be calculated equal to the difference, calculated at market prices on the Relevant Date, between the assets and liabilities which, in the event of the Spinoff (and therefore in the event of allocation to Hopa of the pro-quota of the assets and liabilities of Olimpia) would have been reserved for Hopa; with the understanding that this right may be exercised by the Current Olimpia Shareholders only within 15 (fifteen) Business Days from the Relevant Date, and that the payment of the aforementioned amount must take place within 15 (fifteen) Business Days after the exercise of said right.

     (iii)including in the event of cash settlement, Hopa will be paid or attributed the Increase Premium to which it is entitled pursuant to
          Article X below.

     (iv) the stipulation of the Spinoff instrument will be subject to the stipulation of the preferred right agreement referred to in paragraph
          7.05 above, whose enforceability will be, in turn, subject, as a suspensive condition, to the completion of the Spinoff.

           (b) Furthermore, the Parties mutually take note of the fact that Olimpia's liabilities include a "syndicated loan," in the amount of (euro) 1.8 billion maturing in October 2006, which cannot be distributed as part of the Spinoff between the company subject to spinoff and the beneficiary, and that therefore:

     (i)  such syndicated loan will fully remain in the liabilities of Olimpia;

     (ii) as part of the Spinoff, Olimpia will attribute to the beneficiary another financial loan, equal to the portion of the syndicated loan receivable by the beneficiary of the Spinoff, without changing the preexisting pro-quota of the assets and liabilities to which the beneficiary is entitled.

           (c) The Parties mutually take note that, as part of the Holinvest Spinoff, as part of the attribution of the pro-quota of the applicable assets and liabilities, Hopa will be attributed 1,000,000 Olivetti Bonds and the respective debt as referred to in paragraph 4.01(ii)(D)(2).

9.08 Penalty. (a) Without prejudice to paragraph (b) below, in the event that (for reasons other than failure to complete the Holinvest Spinoff by the fault of Hopa) the Spinoff does not become effective within the term indicated in paragraph 9.01(c) above, the Current Olimpia Shareholders must promptly pay an indemnity to Hopa (the "Penalty") equal to (euro) 0.70 for each Olivetti Share and/or Financial Instrument which, by the effect of the Spinoff, must be attributed to Hopa (or should have been attributed to Hopa in the event that the Current Olimpia Shareholders would have exercised their right to the so-called cash settlement pursuant to paragraph 9.07(a) above), without prejudice to the fact that, in all events, Hopa must be attributed a share of the Olivetti Holding even in the event that Olimpia owns a holding lower than the Olivetti Holding (except if, when the Olimpia holding in Olivetti is reduced below the Olivetti holding, Hopa exercises the co-sale right); in this case, the Penalty will be calculated in connection with Olimpia's holding in Olivetti and the Financial Instrument thereof, with the understanding that the Penalty will be paid (in an amount equal to the difference between (euro) 0.70 and the portion of the Increase Premium possibly already paid to Hopa) only in connection with the Olivetti shares and the financial instruments which, on the date of the spin-off, are the property, held or available directly or indirectly to Olimpia (net of those arising from the Holinvest spin-off, which will not therefore be considered for the determination of the penalty). It is understood that, whenever Extraordinary Transactions or Capital Transactions are carried out, such Increase Premium must be paid for the entire number of Olivetti shares and/or financial instruments, timely adjusted or adapted as a consequence of such transactions, according to market practice, without prejudice to the fact that, whenever there is a disagreement between the parties concerning the determination of such number, the determination will be requested by the most diligent among them from a prime business bank chosen by mutual agreement, or, in the absence thereof, designated by the presiding judge of the Court of Milan.

           (b) In partial derogation to the preceding paragraph, the parties agree as follows:

     (i) whenever the effectiveness of the spin-off, even though it does not take place within the term established in the previous paragraph 9.01(c), takes place within the subsequent term of six (6) months from the expiration of the term set forth in the preceding paragraph 9.01
          (c) (the "new term") the amount paid by the current Hopa shareholders as penalty must be refunded by Hopa to the current Olimpia shareholders when Olimpia delivers to Hopa everything the latter is entitled to pursuant to the spin-off; however, it is understood that, in such latter event, the Increase Premium referred to in Article 10 below must be paid by the current Olimpia shareholders to Hopa plus interest on said amount, accrued on the balance of the Increase Premium at annual Euribor 6 months from the expiration of the term referred to in the preceding paragraph 9.01(c) to the effective date of the spin-off.

     (ii) the payment of the indemnity referred to in the preceding paragraph
          (a) pending on the new term must therefore be considered provisional, and may be considered final and therefore mature, including for tax purposes, only if, at the expiration of the new term, the spin-off is not yet executed.

                                    Article X

                                INCREASE PREMIUM
                                ----------------

10.00 Description. In all the events in which it is necessary to proceed with the spin-off, pursuant to the applicable provisions of this contract and in particular Article 9 above (in the calculation of the pro quota of the assets and liabilities to which the beneficiary is entitled under the spin off) Olimpia or the current Olimpia shareholders, if Olimpia fails to do so, must pay to Hopa, by the methods referred to in paragraph 10.04 below, but in addition to any right of Hopa by the effect of the spin-off pursuant to Article IX above, an Increase Premium (the "Increase Premium") for each Olivetti share and/or financial instrument which, by the effect of the spin-off, must be attributed to Hopa (or should have been attributed to Hopa in the event that the current Olimpia shareholders would have exercised their right to the cash settlement pursuant to the paragraph 9.07(a) above, to be determined and paid pursuant to the provisions of the following paragraphs of this Article X. It is understood that, whenever Extraordinary Transactions or Capital Transactions are carried out, such Increase Premium must be paid for the entire number of Olivetti shares and/or financial instruments timely adjusted or adapted as a consequence of such transactions, according to market practice, with the understanding that whenever, due to the determination of such number there is a disagreement between the Parties, such determination will be requested by the most diligent Party from a prime business bank chosen by mutual agreement or, in the absence thereof, designated by the Presiding Judge of the Court of Milan; with the understanding that, without prejudice to paragraph (i) above, the Increase Premium will be paid only for the Olivetti shares and Financial Instruments directly or indirectly owned, held, or available to Olimpia as of the date of the Spinoff (net of those arising from the Holinvest Spinoff, which will consequently not be considered for the determination of the Increase Premium). Whenever actually paid, the Increase Premium must be considered to include all Hopa's claims following the Standstill or the accelerated Standstill, as the case may be.

10.01 The Increase Premium In The Event of Standstill: In the event that the spin-off takes place following a standstill, the Increase Premium must be determined as follows:

     (i) at (euro) 0.35, whenever the arbitration board referred to in Article XIII below, selected by the parties pursuant to paragraph 8.04(d) above, determines that the standstill was declared by Hopa not in good faith; or instead

     (ii) at (euro) 0.60, whenever the arbitration board referred to in Article XIII below, selected by the parties pursuant to paragraph 8.04(d) above, determines that the standstill was declared by Hopa in good faith.

10.02 The Increase Premium in the Event of Accelerated Standstill. In the event that the spin-off takes place following an accelerated standstill, the Increase Premium will be equal to (euro) 0.60, without prejudice to the fact that, in the case referred to in paragraph 8.06 (ii) above, the Increase Premium will be equal to (euro) 0.70.

10.03 The Increase Premium in the Event of Failure to Renew the Agreements. In the event that the spin-off takes place as the consequence of the failure to renew the agreements, the Increase Premium will be determined according to the following provisions:

     (i) the Increase Premium may not in any event and therefore not even if the parties resort to the evaluation of the investment banks referred to in paragraph (ii) below, be determined at an amount of less than
          (euro) 0.35;

     (ii) the Increase Premium will be determined by mutual agreement between the current Olimpia shareholders and Hopa within 10 business days from the last day of the term of the agreement or, in the absence of such agreement, by two "investment banks" within the national standing selected one by each party; for the purposes of this paragraph 10.03. party means Hopa, on the one hand, and the current Olimpia shareholders on the other hand, without prejudice to the fact that, whenever the "investment banks" so appointment disagree on the evaluation within 30 business days from their appointment, the evaluation will be made by a third "investment bank" with the same standing, selected by agreement between the first two (at the time the parties give the task) or, in the absence of agreement, by the presiding judge of the Court of Milan;

     (iii) the Presiding Judge of the Court of Milan will be (in the order and in the terms indicated above) also requested to appoint the "investment bank" which one of the parties may have omitted to appoint or to replace it, in the event of its subsequent transfer of the task;

     (iv) the evaluation referred to in point (i) above will be final and binding for the parties pursuant to articles 1349 and 1473 of the Civil Code, for the purposes of this Article X and in particular this paragraph 10.03.

10.04 Terms and Modalities of Payment of the Increase Premium. The Increase Premium must be paid or allocated to Hopa by Olimpia - or by the current Olimpia shareholders pursuant to paragraph 10.00 above - in immediately available funds;

     (i)  in the event referred to in paragraph 10.01 above;

     (A)  concerning the (euro) 0.35, at the time of affecting the spin-off: and

     (B) concerning the possible balance (equal to (euro) 0.25) within 15 (fifteen) business days from the decision of the arbitration board, determining that the standstill was determined by Hopa in good faith;

     (ii) in the event referred to in paragraph 10.02 above, concerning the
          (euro) 0.35, within 30 (thirty) calendar days from receipt of the accelerated standstill notice by the current Olimpia shareholders, and the balance of the applicable Increase Premium at the time of perfecting the spin-off;

     (iii) in the event referred to in paragraph 10.03 above, within 30 (thirty) business days from the determination referred to in points (ii) to
          (iv) of paragraph 10.03 above;

                                   Article XI

                              EXPENSES AND BURDENS
                              --------------------

           Except as otherwise agreed between the parties, the cost, dues, taxes, expenses, and other burdens arising from this contract or related to it will be paid by each party in the part concerning it.

                                   ARTICLE XII

                               GENERAL PROVISIONS
                               ------------------

12.01 Amendments. Any amendment to this contract will be valid and binding only if it arises from a written document signed by all the parties.

12.02 Prohibition of Assignment. Except as otherwise set forth in the specific clauses of this contract, neither party may assign this contract in full or in part, nor may it assign any of the rights or obligations arising from it, without the prior written agreement of the other party.

12.03 Communications and Notices. Except as otherwise set forth in the provisions of this contract, any communication requested or allowed by it must be made in writing and will be deemed efficiently and validly made when it is received, if sent by letter or telegram, or at a time of the acknowledgment of receipt by the appropriate declaration (including by fax) at the time of transmission indicated in the report automatically issued by the transmitting machine, if made by fax, provided it is addressed as follows:

     (i)  if to Pirelli, to it at:
          Via G. Negri 10
          20100 Milano
          Fax: 02-86354469

     To   the attention of the pro tempore Managing Director

     (ii) if to Edizione Finance and Edizione, to the former at:
          Calmaggiore 23
          Treviso
          Fax: 0422-411118
          To the attention of the pro tempore Managing Director

     (iii) if to Unicredito, to it at:
           Via Tommaso Grossi, 10
           20121 Milano
           Fax: 02-88622196
           To the attention of Dr. Pietro Modiano and Dr. Paola Pierri

           With copy to:

           Atty. Pietro Caliceti
           Studio Legale Caliceti
           Via Manzoni 14
           20121 Milano
           Fax: 02-77809334

     (iv) if to Intesa, to it at:
          Via Monte di Pieta 8
          20100 Milano
          Fax: 02-87963837
          To the attention of the pro tempore Managing Director

     (v)  if to Olimpia, c/o Pirelli at:
          Via G. Negri 10
          20100 Milano
          Fax: 02-85354469

     To   the attention of the pro tempore Managing Director

     (vi) if to Hopa, to it at:
          Corso Zanardelli 32 25100 BRESCIA
          Fax: 0303773851

           To the attention of the pro tempore Managing Director or at a different address or fax number, in the Italian territory, as each of the parties may communicate to the other in writing after the date of this contract, pursuant to the preceding provisions, with the understanding, that, at the aforementioned addresses, or at different addresses that may be communicated in the future, the parties will also elect their own domicile for all purposes related to this contract, including for possible notices to be issued during or in connection to judicial or arbitration proceedings.

12.04 Addenda. The Addenda are an integral part of this contract as if they were fully transcribed therein.

12.05 Tolerance. The possible tolerance of one of the parties for the behavior of the other constituting violation of the provisions of this contract does not constitute waiver of the rights arising from the violated provisions or of the right to require exact performance of all terms and all the conditions set forth therein.

12.06 Headings. The headings of the individual articles are included only to facilitate the reading of this contract and therefore they must not be taken into account in any manner in the interpretation thereof.

12.07 References. Unless it arises otherwise from the context, the references contained herein to articles, paragraphs, points or addenda will be understood to refer to the articles, paragraphs, points or addenda of this contract.

12.08 Governing Law. This contract and the rights and obligations of the parties arising from it will be governed and interpreted pursuant to the laws of the Italian Republic.

12.09 Subsequent Commitments. The parties undertake to sign and exchange all acts and documents and to comply with all acts and to communicate everything necessary in order to assure the achievement of the objectives of this contract.

12.10 The Current Olimpia Shareholders and Olimpia as Joint Party. The current Olimpia shareholders and Olimpia, recognizing that they have the joint common interest, declare that they are a joint contractual party for all the purposes of this contract and therefore bind themselves to comply with the obligations and exercise with the rights arising from said contract in accordance with such joint capacity, in particular (but without limitation thereto) concerning the clause in Article XIII below.

12.11 Announcements. Except as otherwise set forth in any applicable imperative law, or provisions enforced by any authority with jurisdiction on the current Olimpia shareholders, Olimpia and Hopa, neither one of the parties will engage in announcements, publicity, distribution of similar, in connection with the performance or execution of the contents of this contract, any of its clauses or provisions or any of the transactions referred to therein, without prior agreement of the other party concerning the form and contents of such possible communications.

12.12 Effects of the Contract. All the provisions of this contract indicating obligations to be performed by the parties after the merger will remain in force and fully valid including after the merger, pursuant to their terms, without need for the parties to renew the assumption of their own commitments in connection with such obligations.

12.13 Whole Agreement. The parties acknowledge and mutually take note that the provisions of this agreement express their complete and entire will in connection with its object and therefore, fully replace any prior pact or agreement, including verbal, between them, in connection with the same object.

                                  ARTICLE XIII

                                     DISPUTE
                                     -------

13.01 Arbitration. Unless a different jurisdiction is established in this contract, any dispute arising from this contract or from possible agreements for execution, amendment or addition, will be subject to the decision of an arbitration board made up of three arbitrators, which will decided without procedural formalities, except for the respect of the principle of hearing both parties, but will apply Italian substantive law. The arbitration will be legal pursuant to the provisions of the Code of Civil Procedure and will take place in Milan.

13.02 Appointment of the Arbitrators. (a) The party which requests the arbitration proceeding by notice sent through a process server must indicate, at least in general lines, the petition submitted to arbitration and must designate its own arbitrator at the same time, under penalty of invalidity.

           (b) The party called to arbitration will have twenty (20) business days to designate its own arbitrator. The two arbitrators of the parties will designate by mutual concern the third arbitrator, which will preside the arbitration board.

           (c) Whenever the arbitrators, as appointed above, do not reach an agreement concerning the appointment of the third arbitrator within twenty (20) business days from the appointment of the second arbitrator, the latter will be designated by the President of the Arbitration Chamber of Milan, at the request of the most diligent party, after assigning an appropriate term for the hearing of the other. The President of the Arbitration Chamber of Milan will also be authorized to provide, pursuant to this point (c), whenever the party called to arbitration fails to designate its own arbitrator within the aforementioned term, or the arbitrator designated refuses the task, or becomes disabled or is terminated from the task and is not replaced by the party which had appointed him within twenty (20) business days, by another arbitrator, who accepted.

           (d) For the purposes of this contract, the current Olimpia shareholders will jointly be considered one party.

           (e) Whenever, notwithstanding the provisions of the previous paragraph (d), the dispute involves more than 2 parties, the arbitration board will be made up (i) of three arbitrators appointed by the same method as indicated in 13.02 (a) and 13.02 (b) above, or the parties involved will spontaneously regroup in only two groups or (ii) whenever there is a conflict of interest which does not allow for the appointment of an arbitrator, arising between more than two parties, the multilateral dispute must be decided upon by an arbitration board with three arbitrators, all designated by the President of the Arbitration Chamber of Milan at the request of the party which asks for arbitration, and after hearing the other parties involved in the dispute.

                               LIST OF ATTACHMENTS
                               -------------------

Attachment 1.44                 Olivetti Instruments

Attachment 3(b)*                Declaration - Hopa and Hopa Controlling
                                companies

Attachment 3(d)*                Declaration - Olimpia and Current Olimpia
                                Shareholders

Attachment 5.02(i)              Equity Situation of Olimpia

Attachment 5.02(ii)             Equity Situation of Holy

Attachment 5.03(iii)            Pro forma Equity Situation of Holy and Holinvest

Attachment 5.07(b)              Bylaws of Olimpia

Attachment 5.10.1.1             Capital of Holinvest and Holy

Attachment 5.10.1.2             Equity Situation of Holinvest

Attachment 5.10.2.1(a)          Capital of Olimpia

Attachment 5.10.2.1(b)          Credit Rights of the Current Olimpia
                                Shareholders Against Olimpia

Attachment 5.10.2.4             Relevant Event (Olimpia)

Attachment 6.03(a)              Directors Designated by Hopa

Attachment 6.05(b)(i)           Exceptions to the Standstill Commitments

Attachment 6.05(b)(ii)(A)**     Exceptions to the Standstill Commitments

Attachment 6.05(b)(ii)(B)***    Exceptions to the Standstill Commitments

Attachment 7.02(b) (ii) (A)     Pledged Olivetti Instruments

Attachment 7.04                 Bylaws of Holinvest

[*   Document is not attached to this translation.

** Document is incorporated by reference to Exhibit 25 to Amendment No. 6 to the Statement on Schedule 13D.

*** Document is incorporated by reference to Exhibit 36 to Amendment No. 10 to the Statement on Schedule 13D.]

Milan, February 21, 2003

Pirelli S.p.A                            Edizione Finance International S.p.A.
Banca Intesa S.p.A.                      Unicredito Italiano S.p.A.
Olimpia S.p.A                            Hopa S.p.A.

    In capacity of guarantor of the obligations of Edizione Finance International S.A.: Edizione Holding S.p.A.

                                ATTACHMENT 1.44
                              OLIVETTI INSTRUMENTS


-         1.5% Olivetti 2001-2010 convertible bonds

-         1.5% Olimpia 2001-2007 convertible bonds

- 973 instruments (Equity Linked Notes) indexed to the performance of 486,500,000 Olivetti shares issued by CDC IXIS Capital Market, with the following characteristics:

          -         maturity on February 20, 2008;

          - exclusive discretionary right of the issuer to pay for the instrument at maturity by physical delivery of 486,500,000 shares of Olivetti common stock, or the equivalent in cash;

          - in the event of a request for early redemption of the instrument by the bearer, (at any time after a period of 3 months has elapsed), the issuer shall pay a cash equivalent on the basis of the shares of Olivetti common stock, or in the event of low liquidity, the issues may choose to repay a portion in cash and a portion in shares of Olivetti common stock in accordance with the terms established in the regulations;

          - payment to the bearer of periodic gross interest equal to 85% of the dividends for 486,500,000 shares of Olivetti common stock.


                      [all pages initialed by all parties]

                               ATTACHMENT 5.02 (i)

OLIMPIA S.P.A
HEAD OFFICE OF RECORD - VIALE SARCA, 222, MILAN
CAPITAL STOCK OF 1,562,596,150 EURO, FULLY PAID-IN
TAX IDENTIFICATION CODE, VAT FILE NUMBER, AND MILAN COMPANIES
REGISTRY NO. 03232190961
R.E.A. N. 1659224

                                                                                           FIGURES STATED IN EURO
BALANCE SHEET
                                                                                 NOVEMBER 30, 2002         DECEMBER 31, 2001
ASSETS
A)      CREDITS WITH SHAREHOLDERS FOR OUTSTANDING PAYMENTS                                       0                         0
B)      FIXED ASSETS

        I) - INTANGIBLE                                                                          0                         0

        II) - TANGIBLE                                                                           0                         0

        III) - FINANCIAL CAPITALIZATIONS                                             7,921,508,604             7,989,193,185
        EQUITY STAKES IN AFFILIATED COMPANIES                                          619,884,919               820,000,360
        OTHER SECURITIES                                                             8,541,393,523             8,609,193,545



                                                        TOTAL FIXED ASSETS           8,541,393,523             8,609,193,545

C)      CURRENT ASSETS

        I) - INVENTORY                                                                           0                         0

        II) - RECEIVABLES                                                                   92,435                   116,144
        WITH OTHERS DUE WITHIN 12 MONTHS                                                    92,435                   116,144

III) - FINANCIAL ASSETS THAT DO NOT CONSTITUTE CAPITALIZATIONS                                   0                         0

        IV) - LIQUIDITIES                                                                2,829,515                 1,291,580
        1) BANK AND POSTAL DEPOSITS                                                      2,829,515                 1,291,580


                                                      TOTAL CURRENT ASSETS               2,921,950                 1,407,724


D)      ACCRUED INCOME AND PREPAID EXPENSES
        ACCRUED INCOME                                                                  16,168,248                 1,839,501
        PREPAID EXPENSES                                                                60,726,888                72,797,082

                                 TOTAL ACCRUED INCOME AND PREPAID EXPENSES              76,895,136                76,636,583

                                                              TOTAL ASSETS           8,621,210,609             8,685,237,852


OLIMPIA S.P.A
HEAD OFFICE OF RECORD - VIALE SARCA, 222, MILAN
CAPITAL STOCK OF 1,562,596,150 EURO, FULLY PAID-IN
TAX IDENTIFICATION CODE, VAT FILE NUMBER, AND MILAN COMPANIES
REGISTRY NO. 03232190961
R.E.A. N. 1659224

                                                                                               FIGURES STATED IN EURO
BALANCE SHEET
                                                                                      NOVEMBER 30, 2002         DECEMBER 31, 2001
LIABILITIES
A)      CAPITAL AND RESERVES

         I) - CAPITAL STOCK                                                               1,562,596,150             1,562,596,150
         II) - SHARE APPRECIATION RESERVE                                                 3,637,403,874            3, 637,403,874
         VIII) - PROFIT (LOSS) CARRIED FORWARD                                             (31,371,787)
         IX) - FISCAL YEAR PROFIT (LOSS)                                                  (227,979,075)              (31,371,787)

                                                          TOTAL CAPITAL AND RESERVES      4,940,649,162             5,168,628,237

B)      RISK AND CHARGE RESERVES                                                                      0                         0

C)      EMPLOYEE SEVERANCE PAY                                                                        0                         0

D) DEBT
        BOND DEBT
         A) CONVERTIBLE WITHIN MORE THAN 12 MONTHS                                          776,720,354               753,826,639
         BANK DEBT
         A) MATURING WITHIN 12 MONTHS                                                       227,500,000               166,000,000
         B) MATURING WITHIN MORE THAN 12 MONTHS                                           2,574,684,449             2,574,684,449
         SUPPLIER PAYABLES
         A) DUE WITHIN 12 MONTHS                                                                 15,833                    52,283
         DEBT WITH CONTROLLING COMPANIES
         A) DUE WITHIN 12 MONTHS                                                                150,000                   103,485
         TAX INDEBTEDNESS
         A) DUE WITHIN 12 MONTHS                                                                  3,200                    11,021
         OTHER DEBT
         A) DUE WITHIN 12 MONTHS                                                                 61,650                 4,283,393

                                                                          TOTAL DEBT      3,579,135,486             3,498,961,270

E)      ACCRUED EXPENSES AND DEFERRED INCOME
        ACCRUED EXPENSES                                                                    101,425,961                17,648,345

                                          TOTAL ACCRUED EXPENSES AND DEFERRED INCOME        101,425,961                17,648,345

                                                                   TOTAL LIABILITIES      8,621,210,609             8,685,237,852

SUSPENSE ACCOUNTS

        GUARANTEES
        - PLEDGES OF SECURITIES                                                           2,755,203,375             2,755,203,375

        OTHER SUSPENSE ACCOUNTS
        - PURCHASE OF SECURITIES FUTURES                                                    360,293,044               360,653,768

                                                             TOTAL SUSPENSE ACCOUNTS      3,115,495,419             3,115,856,143

OLIMPIA S.P.A
HEAD OFFICE OF RECORD - VIALE SARCA, 222, MILAN
CAPITAL STOCK OF 1,562,596,150 EURO, FULLY PAID-IN
TAX IDENTIFICATION CODE, VAT FILE NUMBER, AND MILAN COMPANIES
REGISTRY NO. 03232190961
R.E.A. N. 1659224

                                                                                                FIGURES STATED IN EURO
PROFIT AND LOSS STATEMENT
                                                                                      NOVEMBER 30, 2002         DECEMBER 31, 2001
A)      VALUE OF PRODUCTION

                                                                            TOTAL A)                  0                         0

B)      COSTS OF PRODUCTION
        SERVICES                                                                              (586,787)                 (791,101)
        MISCELLANEOUS OPERATING EXPENSES                                                      (164,014)                  (56,464)

                                                                            TOTAL B)          (750,801)                 (847,565)

         DIFFERENCE BETWEEN VALUE AND COSTS OF PRODUCTION (A - B)                             (750,801)                 (847,565)


C)      FINANCIAL REVENUES AND CHARGES
        OTHER FINANCIAL REVENUES
         A) FROM SECURITIES ENTERED UNDER FIXED ASSETS THAT DO NOT CONSTITUTE
            EQUITY STAKES                                                                    14,328,747                 1,839,501
         B) REVENUES OTHER THAN THE FOREGOING:
            1) - EARNED BANK INTEREST                                                        79,426,217                   352,134
         FINANCIAL INTEREST AND OTHER CHARGES:
         A) INTEREST CHARGES ON BOND ISSUES                                                (19,033,806)               (4,599,780)
         B) INTEREST CHARGES FROM CONTROLLING COMPANIES                                                                  (75,124)
         C) BANK INTEREST CHARGES                                                         (216,848,570)              (25,911,775)
         D) OTHER INTEREST AND FINANCIAL CHARGES                                           (15,372,548)               (2,129,178)

                                                                            TOTAL C)      (157,499,960)              (30,524,222)


D)       ADJUSTMENTS TO THE VALUE OF FINANCIAL ASSETS                                      (68,422,041)
         WRITEDOWNS                                                                        (68,422,041)                         0


E)       EXTRAORDINARY REVENUES AND CHARGES                                                 (1,306,273)

                                                                            TOTAL E)        (1,306,273)                         0
         BEFORE TAX RESULT                                                                (227,979,075)              (31,371,787)

         22) INCOME TAX FOR THE PERIOD                                                                0


         26) PROFIT (LOSS) FOR THE PERIOD                                                 (227,979,075)              (31,371,787)


                              ATTACHMENT 5.02 (ii)


HOLY S.R.L. UNIPERSONALE
HEAD OFFICE: CORSO ZANARDELLI NO. 32, BRESCIA
CAPITAL STOCK: 10,000,000 EURO FULLY PAID IN
BRESCIA C.C.I.A.A. COMPANIES REGISTRY NO.: 03517530170 - R.E.A. NO. 411580 TAX IDENTIFICATION CODE: 03517530170

          FINANCIAL REPORTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002 PREPARED IN ABBREVIATED FORM IN ACCORDANCE WITH ARTICLE 2435 BIS

BALANCE SHEET

ASSETS                                                                           12/31/2002                12/31/2001
------------------------------------------------------------------------- -------------------------- ------------------------
                                                                                    EURO                      EURO
------------------------------------------------------------------------- -------------------------- ------------------------
A)   CREDITS WITH SHAREHOLDERS FOR OUTSTANDING PAYMENTS                                           0                        0
------------------------------------------------------------------------- -------------------------- ------------------------
B)   FIXED ASSETS:
     I -  INTANGIBLE FIXED ASSETS:                                                              236                    2,598
------------------------------------------------------------------------- -------------------------- ------------------------
          TOTAL INTANGIBLE FIXED ASSETS                                                         236                    2,598
     II - TANGIBLE FIXED ASSETS:                                                                  0                   28,084
          DEPRECIATION RESERVE                                                                    0                  -15,617
------------------------------------------------------------------------- -------------------------- ------------------------
           TOTAL TANGIBLE FIXED ASSETS                                                            0                    9,467
     III - FINANCIAL CAPITALIZATIONS:                                                   354,876,873                        0
------------------------------------------------------------------------- -------------------------- ------------------------
           TOTAL FINANCIAL CAPITALIZATIONS                                              354,876,873                        0
------------------------------------------------------------------------- -------------------------- ------------------------
     TOTAL FIXED ASSETS                                                                 354,877,108                   12,065
------------------------------------------------------------------------- -------------------------- ------------------------
C)   CURRENT ASSETS:
     I- INVENTORY                                                                                 0                        0
     II - RECEIVABLES                                                                         6,975                   24,519
     III - UNCAPITALIZED FINANCIAL ASSETS                                                         0                        0
     IV - LIQUIDITIES                                                                    17,643,281                    6,367
------------------------------------------------------------------------- -------------------------- ------------------------
     TOTAL WORKING CAPTIAL                                                               17,650,257                   30,886
------------------------------------------------------------------------- -------------------------- ------------------------
D)   ACCRUED INCOME AND PREPAID EXPENSES                                                          0                      785
------------------------------------------------------------------------- -------------------------- ------------------------
TOTAL ASSETS                                                                            372,527,365                   43,736
------------------------------------------------------------------------- -------------------------- ------------------------


LIABILITIES                                                                      12/31/2002                12/31/2001
------------------------------------------------------------------------- -------------------------- ------------------------
                                                                                    EURO                      EURO
------------------------------------------------------------------------- -------------------------- ------------------------
A)   CAPITAL AND RESERVES:
      I -     CAPITAL STOCK                                                                  10,000                   10,000
      II -    SHARE APPRECIATION RESERVE                                                          0                        0
      III -   REVALUATION RESERVE                                                                 0                        0
      IV -    LEGAL RESERVE                                                                       0                        0
      V -     RESERVE FOR SHARES IN COMPANY PORTFOLIO                                             0                        0
      VI -    RESERVE MANDATED BY THE BYLAWS                                                      0                        0
      VII -   OTHER RESERVES                                                            244,000,000                        0
      VIII - PROFITS (LOSSES) CARRIED FORWARD                                                  -889                   -1,158
      IX -    FISCAL YEAR PROFIT (LOSS)                                                      12,545                      269
------------------------------------------------------------------------- -------------------------- ------------------------
     TOTAL CAPITAL AND RESERVES                                                         244,021,655                    9,111
------------------------------------------------------------------------- -------------------------- ------------------------
B)   RISK AND CHARGE RESERVE                                                                      0                        0
------------------------------------------------------------------------- -------------------------- ------------------------
C)   EMPLOYEE SEVERANCE PAY [GBL]                                                                 0                        0
------------------------------------------------------------------------- -------------------------- ------------------------
D)   DEBT                                                                               128,505,710                   34,625
------------------------------------------------------------------------- -------------------------- ------------------------
E)   ACCRUED EXPENSES AND DEFERRED INCOME                                                         0                        0
------------------------------------------------------------------------- -------------------------- ------------------------
TOTAL LIABILITIES                                                                       372,527,365                   43,736
------------------------------------------------------------------------- -------------------------- ------------------------

PROFIT AND LOSS STATEMENT

                                                                                       12/31/2002              12/31/2001
------------------------------------------------------------------------------- ------------------------- ---------------------
                                                                                          EURO                    EURO
------------------------------------------------------------------------------- ------------------------- ---------------------
A)   VALUE OF PRODUCTION
     1) SALES AND SERVICES REVENUES                                                               18,199                38,084
------------------------------------------------------------------------------- ------------------------- ---------------------
     TOTAL VALUE OF PRODUCTION                                                                    18,199                38,084
------------------------------------------------------------------------------- ------------------------- ---------------------
B) COSTS OF PRODUCTION:
     6)   FOR RAW MATERIALS, SUBSIDIARY MATERIALS, CONSUMABLES, MERCHANDISE                            0                 1,806
     7)   SERVICE PURCHASING COSTS                                                                10,471                16,485
     8)   COSTS OF THE USE OF THIRD PARTY ASSETS                                                   3,543                 5,871
     10)  DEPRECIATION AND WRITEDOWNS:
          A) INTANGIBLE ASSET DEPRECIATION                                                           296                 1,299
          B) TANGIBLE ASSET DEPRECIATION                                                               0                 7,551
          D) WRITEDOWNS OF RECEIVABLES ENTERED UNDER CURRENT ASSETS                                2,126                     0
                                                                                                   2,362                 8,850
     14) MISCELLANEOUS OPERATING COSTS                                                             3,647                 2,806
------------------------------------------------------------------------------- ------------------------- ---------------------
     TOTAL PRODUCTION COSTS                                                                       20,023                35,818
------------------------------------------------------------------------------- ------------------------- ---------------------
DIFFERENCE BETWEEN VALUE AND COSTS OF PRODUCTION
(A - B)                                                                                           -1,824                 2,266
------------------------------------------------------------------------------- ------------------------- ---------------------
C)   FINANCIAL REVENUES AND CHARGES 16) OTHER FINANCIAL REVENUES
           REVENUES OTHER THAN THE FOREGOING                                                      20,618                     0
     17)   INTEREST AND OTHER FINANCIAL CHARGES                                                   -5,297                -1,996
------------------------------------------------------------------------------- ------------------------- ---------------------
     TOTAL (16 - 17)                                                                              15,320                -1,996
------------------------------------------------------------------------------- ------------------------- ---------------------
E)   EXTRAORDINARY REVENUES AND CHARGES
     20)   EXTRAORDINARY REVENUES:                                                                10,249                     0
     21)   EXTRAORDINARY CHARGES:                                                                 -9,467                     0
------------------------------------------------------------------------------- ------------------------- ---------------------
     TOTAL (20)                                                                                      782                     0
------------------------------------------------------------------------------- ------------------------- ---------------------
BEFORE TAX RESULT                                                                                 14,279                   269
------------------------------------------------------------------------------- ------------------------- ---------------------
     22)   FISCAL YEAR INCOME TAX                                                                  1,734                     0
     26)   FISCAL YEAR PROFIT (LOSS)                                                              12,545                   269
------------------------------------------------------------------------------- ------------------------- ---------------------


                              ATTACHMENT 5.03 (iii)

HOLY S.R.L. UNIPERSONALE

PRO FORMA STATEMENT OF FINANCIAL POSITION ON THE BASIS OF THE CONTRACT BETWEEN OLIMPIA, OLIMPIA SHAREHOLDERS, AND HOPA

           (FIGURES STATED IN EURO)

                                                                              12/31/02                                 PRO FORMA
                                                                                                  PROFORMIZATION
ASSETS
A)   CREDITS WITH SHAREHOLDERS
B)   FIXED ASSETS
     I   INTANGIBLE FIXED ASSETS
         1. PLANT AND EQUIPMENT COSTS                                                 236                     0                236

         TOTAL                                                                        236                     0                236

     II  TANGIBLE FIXED ASSETS                                                          0                                        0

     III FINANCIAL CAPITALIZATIONS
         1.  EQUITY STAKES IN
             D) OTHER COMPANIES     - OLIVETTI SHARES                         226,371,772                              226,371,772
                                    - HOLINVEST S.P.A.                        128,505,101           256,894,899        385,400,000

         3. OTHER SECURITIES        - OLIVETTI CONVERTIBLE BONDS                                    250,563,228        250,563,228

         TOTAL                                                                354,876,873           507,458,127        862,335,000

TOTAL FIXED ASSETS (B)                                                        354,877,309           507,458,127        862,335,236

C)   CURRENT ASSETS
     I   INVENTORY                                                                      0                     0                  0

     II  RECEIVABLES
         4.  WITH OTHERS
             DUE WITHIN 12 MONTHS                                                   6,975                                    6,975

         TOTAL                                                                      6,975                     0              6,975

     IV  LIQUIDITIES
         1.  BANK AND POSTAL DEPOSITS                                          17,643,269            81,150,116         98,793,385
         3.  CASH AND SECURITIES ON HAND                                               12                                       12

         TOTAL                                                                 17,643,281            81,150,116         98,793,397

         TOTAL CURRENT ASSETS (C)                                              17,650,256            81,150,116         98,800,372

         D) ACCRUALS                                                                    0

         TOTAL ASSETS                                                         372,527,365           588,608,243        961,135,608

LIABILITIES                                                                  12/31/02                                PRO FORMA
                                                                                              PROFORMIZATION
A)   CAPITAL AND RESERVES
     I    CAPITAL STOCK                                                          10,000                                  10,000
     IV   LEGAL RESERVE                                                                                                       0
     VII  OTHER RESERVES                                                    244,000,000         717,113,344         951,113,344
     VIII PROFITS (LOSSES) CARRIED FORWARD                                        (889)                                   (889)
     IX   FISCAL YEAR PROFIT (LOSS)                                              12,545                                  12,545

TOTAL CAPITAL AND RESERVES (A)                                              244,021,656         717,113,344         961,195,000

D)   DEBT
          6.  SUPPLIER PAYABLES
              DUE WITHIN 12 MONTHS                                                                                            0
          9.  DEBT WITH CONTROLLING COMPANIES
              DUE WITHIN 12 MONTHS                                          128,505,101       (128,505,101)                   0
          10. TAX INDEBTEDNESS
              DUE WITHIN 12 MONTHS                                                                                            0
          13. OTHER DEBT
              DUE WITHIN 12 MONTHS                                                  608                   0                 608

TOTAL DEBT (D)                                                              128,505,709       (128,505,101)                 608

E)   ACCRUALS

TOTAL LIABILITIES AND CAPITAL AND RESERVES                                  372,527,365         588,608,243         961,135,608

PROFIT AND LOSS STATEMENT                                                  12/31/02                                  PRO FORMA
                                                                                               PROFORMIZATION
A)   VALUE OF PRODUCTION
     1.   SALES AND SERVICES REVENUES                                        18,199                                    18,199
     2.   OTHER REVENUES                                                          0                                         0

TOTAL VALUE OF PRODUCTION (A)                                                18,199                      0             18,199

B)   COSTS OF PRODUCTION
     7.   FOR SERVICES                                                     (10,471)                                  (10,471)
     8.   FOR THE USE OF THIRD PARTY ASSETS                                 (3,543)                                   (3,543)
     10.  DEPRECIATION AND WRITEDOWNS:                                                                                      0
          A) INTANGIBLE ASSET DEPRECIATION                                    (236)                                     (236)
          B) TANGIBLE ASSET DEPRECIATION                                          0                                         0
          D) WRITEDOWN OF RECEIVABLES ENTERED UNDER CURRENT ASSETS          (2,126)                                   (2,126)

     14.  MISCELLANEOUS OPERATING COSTS                                     (3,647)                                   (3,647)

TOTAL COSTS OF PRODUCTION (B)                                              (20,023)                      0           (20,023)

DIFFERENCE BETWEEN VALUE AND COST OF PRODUCTION (A-B)                       (1,324)                      0            (1,824)

C)   FINANCIAL REVENUES AND CHARGES
     16.  OTHER FINANCIAL REVENUES
          MISCELLANEOUS REVENUES                                             20,617                                    20,617
     17.  INTEREST AND OTHER FINANCIAL CHARGES                              (5,297)                                   (5,297)

TOTAL FINANCIAL REVENUES AND CHARGES (C)                                     15,320                      0             15,320

D)   ADJUSTMENTS TO THE VALUE OF FINANCIAL ASSETS

E)   EXTRAORDINARY REVENUES AND CHARGES
     20. REVENUES                                                            10,249
     21. EXTRAORDINARY CHARGES                                              (9.466)

TOTAL EXTRAORDINARY REVENUES AND CHARGES (E)                                    783                      0                  0

BEFORE TAX RESULT                                                            14,279                      0             13,496

     22. FISCAL YEAR INCOME TAXES                                           (1,734)

FISCAL YEAR PROFIT (LOSS)                                                    12,545                      0             13,496


HOLINVEST S.P.A.

PRO FORMA STATEMENT OF FINANCIAL POSITION ON THE BASIS OF THE CONTRACT BETWEEN OLIMPIA, OLIMPIA SHAREHOLDERS, AND HOPA

(FIGURES STATED IN EURO)

BALANCE SHEET

ASSETS                                                   12/31/02                  PROFORMIZATION                 PRO FORMA
                                                 SUBENTRIES      ENTRIES       SUBENTRIES    ENTRIES     SUBENTRIES        ENTRIES
10      CASH AND LIQUIDITIES                                           289                                                       289
20      CREDITS WITH CREDIT INSTITUTIONS                         1,234,497                           0                     1,234,497
        (A) - SIGHT                               1,234,497                                                 1,234,497
        (B) - OTHER CREDITS                               0                                                         0
30      CREDITS WITH FINANCIAL INSTITUTIONS                     20,169,400                           0                    20,169,400
        (A) - SIGHT                                       0                                                         0
        (B) - OTHER CREDITS
            - CREDITS W. JP MORGAN               20,169,400                                                20,169,400
40      CLIENT RECEIVABLES                                               0                                                         0
50      BONDS AND OTHER FIXED YIELD SECURITIES               1,015,228,221                 779,181,290                 1,814,409,511


(D) - FROM OTHER ISSUERS
- OLIMPIA BONDS                                 429,180,641                  (429,180,641)                          0
- 2010 OLIVETTI CONVERTIBLE BONDS               435,401,655                    325,355,271                760,756,926
- 2010 PUT OLIVETTI CONVERTIBLE BONDS           100,000,000                  (100,000,000)                          0
- INTERBANCA Z/C BONDS                           50,645,904                                                50,645,904
- 2004 OLIVETTI BONDS                                    22                                                        22
- OLIVETTI INDEXED CDC BONDS                                                 1,003,006,660              1,003,006,660

60      SHARES, PARTNERSHIP INTERESTS AND
OTHER VARIABLE YIELD SECURITIES                                684,632,135               (684,629,366)                         2,769
WHICH INCLUDE:
- OLIVETTI SHARES                               664,149,047                  (664,146,278)                      2,769
- BANCA POPOLARE DI LODI SHARES                  20,188,276                   (20,188,276)                          0
- BANCA LOMBARDA SHARES                             294,812                      (294,812)                          0
70      EQUITY STAKES                                                    0                                                         0
80      EQUITY STAKES IN GROUP FIRMS                                     0                                                         0
90      INTANGIBLE FIXED ASSETS                                      8,664                           0                         8,664
        WHICH INCLUDE
        - INITIAL CAPITAL EXPENDITURES                8,664                                                     8,664
100     TANGIBLE FIXED ASSETS                                            0                                                         0
110     CAPITAL STOCK SUBSCRIBED AND NOT PAID IN                         0                                                         0
120     COMPANY SHARES OR INTERESTS HELD                                 0                                                         0
130     OTHER ASSETS                                            16,034,032                                                16,034,032
WHICH INCLUDE:                                      851,736                                                   851,736
- OTHER CREDITS                                                                                                                    0
- TREASURY FOR C-RIT EARNED INTEREST ON
CHECKING ACCOUNTS                                   171,026                                                   171,026
- ORDINARY TAX CREDIT                               280,766                                                   280,766
- LIMITED TAX CREDIT                             13,202,284                                                13,202,284
- TREASURY FOR C-RIT EARNED INTEREST ON
BONDS                                               161,076                                                   161,076
- PREPAID TAXES                                   1,317,059                                                 1,317,059
- CORPORATE INCOME TAX CREDIT                        50,085                                                    50,085
140     ACCRUED REVENUES AND PREPAID EXPENSES                            0                                                         0


LIABILITIES                                              12/31/02                   PROFORMIZATION                 PRO FORMA
                                                SUBENTRIES       ENTRIES     SUBENTRIES       ENTRIES     SUBENTRIES       ENTRIES
10      DEBT WITH CREDIT INSTITUTIONS                          297,866,898                   201,736,365                 499,603,263
        (A) - SIGHT                             272,041,335                   201,736,365                  473,777,701
        (B) - TERM AND WITH ADVANCE NOTICE
                     - DEBT W. BANCA POP. VIC.   25,825,563                                                 25,825,563
20    DEBT WITH FINANCIAL INSTITUTIONS                         400,312,503                             0                 100,312,503
             (A) - SIGHT                                  0                                (100,000,000)             0
(B) - TERM AND WITH ADVANCE NOTICE
                     - DEBT W. HOPA              27,667,133                                                 27,667,153
                     - DEBT W. JP MORGAN        317,893,750                 (100,000,000)                  217,893,750
                     - DEBT W. B. ANOTONVENETA   54,751,620                                                 54,751,620
30    DEBT WITH CLIENTS                                                  0                                                         0
40    DEBT IN CREDIT INSTRUMENTS                                         0                                                         0
50    OTHER LIABILITIES                                          5,840,744                   (5,500,000)                     340,744
60    ACCRUED EXPENSES AND DEFERRED INCOME                               0                                                         0
70    EMPLOYEE SEVERANCE PAY                                             0                                                         0
80    RISK AND CHARGE RESERVES                                  13,683,349                             0                  13,683,349
      B) - FUNDS AND TAXES RESERVES              13,689,349                                                 13,683,349
90    BAD DEBT RESERVES                                                  0                                                         0
100   GENERAL FINANCIAL RISK RESERVES                                    0                                                         0
110   CONTINGENT LIABILITIES                                             0                                                         0
120   CAPITAL STOCK                                            514,000,000                                               514,000,000
130   SHARE PREMIUMS                                           498,550,000                                               498,550,000
140   RESERVES                                                  22,154,674                    13,604,680                  35,759,354
        (A) - LEGAL RESERVE                          25,281                                                     25,281
        (C) - RESERVES MANDATED BY THE BYLAWS       480,330                                                    480,330
        (D) - OTHER RESERVES                     21,649,064                    13,604,680                   35,253,744
150     REVALUATION RESERVES [WC] [GBL]                                  0                                                         0
160     PROFITS (LOSSES) CARRIED FORWARD                                 0                                                         0
170     FISCAL YEAR PROFIT (LOSS)                             (15,100,931)                     4,710,879                (10,390,052)
        TOTAL LIABILITIES                                    1,737,307,237                   114,551,924               1,851,859,161


PROFIT AND LOSS STATEMENT

                                                                12/31/02]              PROFORMIZATION]              PRO FORMA]
                                                         SUBENTRIES     ENTRIES    SUBENTRIES     ENTRIES    SUBENTRIES     ENTRIES
10   INTEREST CHARGES AND SIMILAR CHARGES                            15,320,503                                          15,320,503
20   FEES AND COMMISSIONS PAID                                                0                   216,677                   216,677
30   LOSSES FROM FINANCIAL TRANSACTIONS                                       0                   580,578                   580,578
40   ADMINISTRATIVE OVERHEAD EXPENSES                                    81,959                                              81,959
50   ADJUSTMENTS IN VALUE TO TANGIBLE AND INTANGIBLE                          0                                                   0
       FIXED ASSTS
60   OTHER OPERATING COSTS                                                    0                                                   0
70   RISK AND CHARGE RESERVE ALLOCATIONS                                      0                                                   0
80   BAD DEBT RESERVE ALLOCATIONS                                             0                                                   0
90   ADJUSTMENTS IN VALUE TO LOCK-UP FOR
       GUARANTEES AND OBLIGATIONS                                             0                                                   0
100  ADJUSTMENTS IN VALUE TO FINANCIAL
       CAPITALIZATIONS                                                        0                     8,252                         0
110  EXTRAORDINARY CHARGES                                                    0                                               8,252
120  POSITIVE CHANGE IN GENERAL FINANCIAL RISK
       FUND                                                                   0                                                   0
130  FISCAL YEAR INCOME TAXES                                                 0                                                   0
140  FISCAL YEAR PROFIT                                                       0                 4,710,879                 4,710,879


     TOTAL COSTS                                                     15,402,462                 5,516,386                20,718,849


              REVENUE
                                                                12/31/02]              PROFORMIZATION]              PRO FORMA]
                                                         SUBENTRIES     ENTRIES    SUBENTRIES     ENTRIES    SUBENTRIES     ENTRIES

10   EARNED INTEREST AND SIMILAR REVENUES                               195,426                         0                   195,426
     INCLUDING:
     - ON FIXED YIELD SECURITIES                                 0                                                   0
     - OTHER                                               195,426                                             195,426
20   DIVIDENDS AND OTHER REVENUES                                             0                                                   0
30   EARNED FEES AND COMMISSIONS                                              0                                                   0
40   PROFITS FROM FINANCIAL TRANSACTIONS                                104,274                 5,516,386                 5,620,661
50   APPRECIATION OF LOCK-UP FOR
       GUARANTEES AND OBLIGATIONS                                             0                                                   0
60   APPRECIATION OF FINANCIAL CAPITALIZATIONS                                0                                                   0
70   OTHER OPERATING REVENUES                                             1,831                                               1,831
80   EXTRAORDINARY REVENUES                                                   0                                                   0
90   NEGATIVE CHANGE IN GENERAL FINANCIAL RISK
      FUND                                                                    0                                                   0
100  FISCAL YEAR LOSS                                                19,100,931                                          15,100,931


     TOTAL REVENUES                                                  15,402,462                 5,516,386                20,918,849


NOTES:

Detailed status of Olivetti convertible bonds
     -   Total bonds owned                                                                         398,129,448
         Including:
         - Olivetti bonds encumbered by JP Morgan call and given to same under a securities        100,000,000
             loan                                                                                  200,000,000
         - Olivetti bonds given to JP Morgan under a securities loan                                77,055,380
         - Olivetti bonds given to Fingruppo Holding under a securities loan                       307,055,350

Total Olivetti convertible bonds provided under securities loans                                    21,074,098
         - Unencumbered Olivetti bonds

Detailed position of CDC bonds indexed to Olivetti shares subject to pledging:
- Pledged CDC bonds indexed to Olivetti shares                                                     270,000,000
- Unencumbered CDC bonds indexed to Olivetti shares                                                216,500,000

Total                                                                                              486,500,000


Banks holding pledge rights:

Banca Popolare Vicentina
Banca Agricola Mantovana
Banca Popolare Antoniana Veneta
Banco di Roma
Banco di Brescia

                               ATTACHMENT 5.07 (b)

                                 BY-LAWS OLIMPIA

                                CORPORATE BY-LAWS


                                   Article 1

                             NAME OF THE CORPORATION

              A Corporation has been formed, called Olimpia S.p.A.

                                   Article 2

                            OBJECT OF THE CORPORATION

           The object of the Corporation is the participation in, the financing of, the cooperation with, the management of, and the rendering of consulting services and other services to legal persons or other companies, among which in particular, those having as their object the development, implementation, and management of telecommunications systems in general of any type, including broad band, data transmission, video, and domestic and international telephone services, e-business and media activities, telephone directory activities, advertising development, and television.

           In order to reach the aforementioned objective, the Corporation may perform all the financial, industrial, and real estate transactions which are deemed by the Board of Directors to be necessary or useful in order to reach the objective of the Corporation; the Corporation may also grant promissory notes, pledges, and any other type of guarantees, even real estate guarantees, to third parties.

           However, the Corporation is excluded from conducting activities which are expressly reserved by law to special categories of companies and from those activities established by Legislative Decree 58/1998, by Law 77/1983, by Legislative Decree 95/1974, and by Legislative Decree 385/1993, and from conducting - directly with the public - any activity defined by the "financial activity" law.

                                   Article 3

                                  HEADQUARTERS

           The Corporation has headquarters on Viale Sarca, no. 222, in Milan.

           The Corporation has the right to open, modify, or close secondary offices, branches, and agencies, in the manner so required, both in Italy and abroad.

                                   Article 4

                                      TERM

           The term of the Corporation has been established up to 12/31/2050 (December thirty-first, two thousand fifty) and may be extended in accordance with the law.

                                   Article 5

                                CORPORATE CAPITAL

           The Corporate Capital is comprised of Euro 1,860,233,510 (one billion eight hundred sixty million two hundred thirty three thousand five hundred and ten Euro) divided into n. 1,860,233,510 (one billion eight hundred sixty million two hundred thirty three thousand five hundred and ten) Shares, with a nominal value of 1 (one) Euro each. The Corporation may satisfy its own financial needs by taking advantage of financing on the part of its stockholders, within the limits and under the conditions established by current law and the current regulations governing such transactions, and in particular, according to the criteria established by the Interdepartmental Committee for Financing and Savings.

                                   Article 6

                                     SHARES
                            (THE RIGHT OF PREEMPTION)

           6.1 Shareholders who wish to move their stock in any manner, this being understood as selling the stock for cash, transferring it, giving it as a gift, or donating it, or any other type of transaction that leads to the direct or indirect transfer, to third parties or to other stockholders, of the Corporation stock, of bonds which may be converted into stock and/or rights to underwrite stock, or real rights for the use of the stock and/or guarantees relating to the aforementioned stock and convertible bonds, or any other rights relating to the aforementioned Shares of stock or convertible bonds (hereinafter referred to as the "Rights"), must first offer the right of preemption for the Rights - established herein - to move the stock to all other stockholders, under the same conditions, in proportion to the Shares held by each of them in the Corporation, notwithstanding the right to increase the Share base enjoyed by each Shareholder.

           6.2 The right of preemption may be exercised in accordance with the following terms and conditions:

                    (i) A Shareholder (hereinafter referred to as the "Party Making the Offer") who intends to proceed with the sale of the Rights that he holds will be obligated to offer them preemptively to other Shareholders, through registered letter with return receipt required, containing the identity of the proposed buyer, the price, and the other conditions of sale, in addition to the warning that in the event that one of the Shareholders does not wish or is not able to exercise the right of preemption, the Rights pertaining to this Shareholder will automatically increase proportionally in favor of those Shareholders who instead, intend to take advantage of this opportunity and who have not previously expressly waived the right of preemption that they hold.

                    (ii) The right of preemption may be exercised through a communication sent by registered mail with return receipt required, sent to the Party Making the Offer and to each of the Shareholders within the term, established for its expiration, of forty-five (45) calendar days from the receipt of the offer discussed in point (i) above, it being understood that, if express waiver is not made, this right of preemption shall be understood as automatically exercised also in respect to the Rights that have increased proportionally for each Shareholder as a result of the failure to exercise the right of preemption on the part of one or more Shareholders holding this right.

                    (iii) In the event that the right of preemption is not exercised within the terms indicated above in respect to all the Rights offered, the Party Making the Offer, in the event that he does not wish to accept the exercising of the right of preemption limited to only a part of the Rights offered for sale, may transfer all the Rights to the buyer indicated in the offer discussed in point (i) above, in terms which are no more favorable for that buyer than the terms stipulated in the aforementioned offer, within ninety (90) days from the expiration of the aforementioned term established in point
          (ii) above, or, in the event that the Party Making the Offer decides to accept the exercising of the right of preemption limited to only a part of the Rights offered for sale, he may, within the same term of ninety (90) days, transfer the remaining Rights of preemption to the buyer indicated in the offer discussed in point (i) above, in accordance with the conditions that shall be agreed upon with this buyer. In the event that the sale is not concluded within the term indicated, the Party Making the Offer must again satisfy the conditions established in this section.

                    (iv) In the event that the Party Making the Offer intends to sell his own Shares through a counter-offer in kind, the Shareholders who intend to exercise their right of preemption must indicate, again in the manner and within the term established in the above sections, whether they intend to accept the counter-offer in kind or for the equivalent in cash, and, in the latter case, the purchase price shall be determined by common agreement or in accordance with Article 1473 of the Civil Code.

           6.3 The regulations established above also apply to any other action or negotiation, of any nature, even in terms of a free gift, which involves the transfer, in any manner whatsoever, of the Rights enjoyed by the Shareholders, it being understood that the stipulations established in section 6.1 above shall be applicable even when there is no notification, no offer, or no determination of a price in cash for the purposes of this offer, and in this case, the purchase price shall be determined by common agreement or in accordance with
Article 1473 of the Civil Code.

           6.4 Notwithstanding the stipulations established in sections 6.1 and 6.2, the transfer of any real rights of use of the Shares in an agreement established between living entities shall be admitted only on the condition that this transfer does not involve in any manner the loss of voting rights on the part of the parties involved.

           6.5 Notwithstanding the stipulations established in sections 6.1 and 6.2, the transfer of any real rights guaranteed on the Shares shall not be allowed and shall not be valid in respect to the Corporation if it has not been previously approved by the other Shareholder(s). This approval may not be refused, in the event of the transfer of the guarantee itself, when all the rights of preemption established by Article 6 herein have been respected.

           6.6 Notwithstanding the points established in the above sections, the Rights may be transferred, in whole or in part, by Shareholders to companies that hold the entire Corporate Capital of the stockholder making the transfer or to companies of which the Shareholder making the transfer holds the entire Corporate Capital, on the condition that the Shareholder give prior notice of this fact to the other Shareholders.

                                   Article 7

                                     SHARES
                                     (SALE)

           (a) In the event that a Shareholder who holds Shares that represent an absolute majority (50.01%) of the Corporate Capital (hereinafter referred to as the "Majority Shareholder") intends to conduct transactions that lead to the transfer to a third party or another Shareholder (hereinafter referred to as the "Buyer") of all his Shares or a part of these, the other Shareholder(s) (hereinafter referred to as the "Minority Shareholders"), in the event that they do not wish to exercise their right of preemption as established in Article 6 above, shall have the right to transfer to the same Buyer and under the same terms and conditions: (i) the part of their own Shares proportional to the number of Shares that the Majority Shareholder shall offer for sale, when the Majority Shareholder, as a result of the aforementioned transaction(s), remains the bearer of an absolute majority of the Corporate Capital (50.01%); and (ii) in the event of the sale of all the Shares held by the Majority Shareholder or the transfer of a sufficient number of Shares that the Majority Shareholder comes to hold, as a result of the transfer, less than an absolute majority of the Corporate Capital (50.01%), the Minority Shareholders shall have the right and the obligation to transfer all their Shares together with those of the Majority Shareholder.

           (b) To these effects, the Majority Shareholder who intends to proceed with the sale of Shares that he holds, shall be obligated to provide written communication by registered letter with return receipt required, to the Minority Shareholders, also informing them of the identity of the Buyer, the number of Shares offered for sale, the price and the other conditions of sale.

           (c) In the event that the Minority Shareholders wish to exercise the right established herein in their favor, they must inform the Majority Shareholder, by registered letter with return receipt required, in the term of fifteen (15) calendar days from the receipt of the communication discussed in point (b) above; and if they do not do so within that term this right shall expire.

           (d) In the event that the object of the sale should be all the Shares held by the Majority Shareholder or a sufficient number of Shares that the Majority Shareholder comes to hold, as a result of the transfer, less than an absolute majority of the Corporate Capital, the Minority Shareholders shall have the obligation to transfer all their Shares under the same terms and conditions proposed by the Buyer to the Majority Shareholder.

           (e) In the event that the Buyer does not intend to purchase the Shares held by the Minority Shareholders, the Majority Shareholder may not proceed with the sale.

                                   Article 8

                      CORPORATION SHARES HELD - CATEGORIES
                      OF BOND LOANS - FINANCIAL INSTRUMENTS

           The Corporation may proceed to purchase its own Shares in accordance with the stipulations established by civil regulations governing the matter.

           The Corporation may issue bearer or registered bonds, convertible bonds or bonds with warrants, and warrants in accordance with regulations governing the matter.

           The Corporation may also issue other categories of Shares, even Shares without voting rights, and financial instruments, in accordance with regulations governing the matter.

                                   Article 9

                          ASSEMBLY OF THE SHAREHOLDERS

           A regularly constituted Assembly represents all the Shareholders and their decisions made in accordance with the law, and the present Corporate By-Laws shall be binding for all Shareholders.

           The Assembly shall be considered Ordinary and Extraordinary in accordance with the law and shall be convened even outside the legal offices of the Corporation, as long as it takes place within the territory of the Republic of Italy, at least 15 (fifteen) days prior to the Assembly, in the manner established by Article 2366 of the Civil Code.

           The meeting announcement may also establish a different day for the second convocation.

           The Ordinary Assembly must be called at least once per year for the approval of the Balance Sheet, within four months of the closing of the fiscal year of the Corporation.

           The Ordinary Assembly for the approval of the balance sheet may be called within six months from the closing of the Fiscal Year if special needs so require; the nature and composition of these needs must be established by the Board of Directors with a specific decision, before the expiration of the ordinary term to convene the Ordinary Assembly of Shareholders.

           The Assembly shall also be convened by the Chairman of the Board when a request has been made by a majority of the Board Members, or by enough Shareholders to represent at least 1/6 (one sixth) of the Corporate Capital.

           The Assembly may grant the Board of Directors the right to increase the Corporate Capital, in the manner and in accordance with the terms established by Article 2443 of the Civil Code.

           Ordinary and extraordinary assemblies are also validly and regularly constituted if they take place with participations from several places, related by audio/video, provided that:

                    the Chairman of the Assembly is allowed to verify the identity and legitimate status of the participants, to regulate the course of the meeting, to find and announce the results of voting;

                    it is possible for the person who draws up the minutes to hear the events of the meeting which are entered in the minutes;

                    the participants are allowed to take part in the discussion and simultaneous voting on the items on the agenda;

                    the notice of invitation (except in full assembly) indicates the audio/video places linked by the company, in which the participation may take place, considering the meeting held at the place where the president and the person who draws up the minutes are found.

                                   Article 10

                          PARTICIPATION IN THE ASSEMBLY

           Participation in the Assembly is governed by the stipulations of law on the matter.

           Every Shareholder that has the right to participate in the Assembly may be represented by another person, even if this person is not a Shareholder himself or herself, through the conferral of a written proxy, with the limitations established by law.

                                   Article 11

                      PROXIES - PRESIDING OVER THE ASSEMBLY

           The Assembly shall be presided over by the Chairman of the Board of Directors, or, in the event of the absence or unavailability of the Chairman, by the Vice-Chairman or any other Board Member named by the Board of Directors itself; if this is not possible, the Assembly shall be presided over by the person named by a majority of the votes of the Shareholders present.

           A Secretary named by the Assembly shall assist the person who presides over the Assembly. The attendance of a Secretary shall not be necessary when the minutes of the Assembly are taken by a Notary Public.

                                   Article 12

             CONSTITUTION OF THE ASSEMBLY AND VALIDITY OF DECISIONS

           An Ordinary Assembly shall be considered regularly constituted and shall make decisions with the majorities established in accordance with the law.

           An Extraordinary Assembly shall be regularly constituted and shall make decisions with the favorable votes of as many Shareholders necessary to represent at least 83,5% of the Corporate Capital.

           For the validity of the deliberations to modify or eliminate the list-voting clause for the appointment of Directors, as well as for the modification of the number of Members of the Board of Directors, the Extraordinary Assembly must have the favorable vote of Shareholders representing 91% of the corporate capital.

                                   Article 13

                                   LIST VOTING

           Notwithstanding the stipulations established in Article 12 for the Ordinary Assembly, the naming of Members of the Board of Directors shall occur on the basis of lists presented by the Shareholders (each Shareholder shall be allowed to present only one list) in which the candidates (whose maximum number shall be the number of Board Members on the Board of Directors) (OR IF NO AMENDMENT OF ARTICLE 14 IS RESOLVED: "(THE MAXIMUM NUMBER OF WHICH MAY NOT EXCEED 5)" must be listed in progressive number. Each candidate may appear in only one list or else he shall be declared ineligible. The candidates on each list presented shall be assigned a percentage equal to the number of votes obtained by the list divided by one for the first candidate, two for the second candidate, three for the third candidate, four for the fourth candidate, and so on. The candidates from all the lists shall be arranged in a list in descending order according to the percentage of votes obtained by each of them. Within the limit of the number of Board Members, the winners of the election will be those who obtained the highest percentage of votes. In the event of a tie in percentage for the last Board Member to be elected, the one from the list that obtained the highest number of votes shall be given preference, and, in the event of an equal number of votes, the one who is oldest shall be given preference.

                                   Article 14

                             THE BOARD OF DIRECTORS

           The Corporation shall be managed by a Board of Directors composed of 10 (ten) (OR IF NO AMENDMENT OF ARTICLE 13 IS RESOLVED: "11 (ELEVEN)" Members, even those who are not Shareholders, named by applying the list voting clause established in Article 13.

           The Board may name one or more Alternate Board Members and an Executive Committee composed of at least three Members, one of which shall be the Alternate Chairman, if so named.

           They shall remain in office for a term of three years and they also may be re-elected.

                                   Article 15

                          MANAGEMENT OF THE CORPORATION
                      (THE CHAIRMAN AND THE VICE-CHAIRMAN)

           Each time that it is renewed, the Board shall elect a Chairman from among its Members, if this person is not named by the Assembly. The Board shall also name a Vice-Chairman.

                                   Article 16

                          MANAGEMENT OF THE CORPORATION
                     (CONVOCATION OF THE BOARD OF DIRECTORS)

           The Board of Directors shall be convened at the legal headquarters of the Corporation or elsewhere, as long as it is in the territory of the Republic of Italy, by the Chairman of the Board or, in his absence or unavailability, by the Vice-Chairman, on his own initiative or at the request of at least two Members of the Board. Communication to Board Members shall be done by registered letter, or, in the event of urgency, by telegram, telex, fax, or any other means of which receipt can be proven, sent respectively at least five days or at least 24 hours before the meeting, and in cases of extraordinary urgency - to be proven by the person convening the Board of Directors - 6 hours before the meeting.

                                   Article 17

                          MANAGEMENT OF THE CORPORATION
                          (VALIDITY OF DECISIONS MADE)

           In order for decisions made by the Board to be valid, the presence of a majority of current Board Members is required.

           The meetings of the Board shall be presided over by the Chairman or, in the event of absence, by the Vice-Chairman. The decisions of the Board shall appear in the minutes signed by the Chairman of the Board and the Secretary.

           The Chairman of the meeting shall name a Secretary, who may also be chosen from among persons who are not on the Board.

           The decisions of the Board shall require an absolute majority of votes.

           The meetings of the Board of Directors may also be held in "teleconferences or videoconferences" or another "computer imaging system," as long as the fundamental rights of participation of every Member of the Board of Directors and the Board of Auditors are guaranteed, and on the condition that the Chairman and the Secretary are present in one place, that it is possible to identify the participants, that each of them may participate at any time, and that each participant may receive, transmit, and see documents.

                                   Article 18

                         COMPENSATION FOR BOARD MEMBERS
                     AND MEMBERS OF THE EXECUTIVE COMMITTEE

           The Members of the Board of Directors and the Members of the Executive Committee shall receive annual compensation, established by the Assembly for the entire term in which they remain in the position, in addition to reimbursement of expenses incurred as part of their position.

           For Board Members charged with particular duties, reference should be made to Article 2389, section 2 of the Civil Code.

                                   Article 19

                          MANAGEMENT OF THE CORPORATION
                                (REPRESENTATION)

           The representation of the Corporation before third parties and in legal matters is the duty of the Chairman, and in the event of absence or unavailability, the Vice-Chairman, or the other Members of the Board of Directors for their special duties, with these persons having the right to grant powers to proxies and attorneys.

                                   Article 20

                          MANAGEMENT OF THE CORPORATION
                                    (POWERS)

           The Board of Directors shall have all the powers necessary for the ordinary management of the Corporation and those powers which, by law or Corporate By-Laws, are reserved for the Assembly of Shareholders.

                                   Article 21

                              THE BOARD OF AUDITORS
                                 (COMPENSATION)

           The Assembly shall elect, with a majority of votes, a Board of Auditors composed of 3 (three) Auditors and 2 (two) alternates, operating in accordance with the law.

           The Auditors shall have a term of three years and may be re-elected.

           The Assembly that names the Auditors and the Chairman of the Board of Auditors shall determine the compensation due for the entire term of office.

                                   Article 22

                          OPERATION OF THE CORPORATION
                                THE BALANCE SHEET

           The Fiscal Year of the Corporation will close on December 31 of every year.

                                   Article 23

                                     PROFITS
                              EARMARKING OF PROFITS

           The net profits appearing on the balance sheet which has been duly approved, after the deduction of the legal reserves until this figure reaches one fifth of the Corporate Capital, shall be distributed to the Shareholders, unless the Assembly makes a different decision.

           When the conditions of law so permit, the Corporation may distribute dividend accounts.

                                   Article 24

                         DISSOLUTION OF THE CORPORATION

           In the event of the dissolution of the Corporation at any time and for any reason, the Assembly shall determine the method of liquidation and shall name one or more liquidators, specifying their powers.

                                   Article 25

                        DIRECTION TO GENERAL STIPULATIONS

           For all those matters not expressly discussed in these Corporate By-Laws, reference should be made to the Civil Code and other laws currently in effect.

                               ATTACHMENT 5.10.1.1

              Capital stock of Holinvest S.p.A. and of Holy S.r.l.

The fully subscribed and paid-in Holinvest S.p.A. capital stock is 514,000,000.00 Euro, divided into 514,000,000 shares with a face value of 1 Euro each.

The Holinvest S.p.A. extraordinary shareholder meeting held on December 12, 2002 decided to increase the capital stock from 104,000,000 Euro to a maximum of 700,000,000 Euro by issuing a maximum of 596,000,000 shares with a face value of 1 Euro each.

The fully subscribed and paid-in Holy S.r.l. capital stock is 10,000,000 Euro, divided into partnership interests in accordance with Article 2474 of the Civil Code.

                               ATTACHMENT 5.10.1.2


HOLINVEST S.P.A.
HEAD OFFICE: CORSO ZANARDELLI NO. 32, BRESCIA
CAPTIAL STOCK: 514,000,000.00 EURO
TAX IDENTIFICATION CODE AND C.C.I.A.A. COMPANIES REGISTRY NO.: 03562710172
VAT FILE NUMBER: 03562710172   R.E.A. 419057

FINANCIAL POSITION AS OF DECEMBER 31, 2002

           BALANCE SHEET

ASSETS                                                                          12/31/02                              09/30/02
----------------------------------------------------- -------------------- ------------------- ----------------- -------------------
10  CASH AND LIQUIDITIES                                                                  289                                   344

20  CREDITS WITH CREDIT INSTITUTIONS                                                1,234,497                            25,258,043
    (A) - SIGHT                                                 1,234,497                            45,258,043
    (B) - OTHER CREDITS                                                 0                                     0

30  CREDITS WITH FINANCIAL INSTITUTIONS                                            20,168,400                            20,112,933
    (A) - SIGHT                                                         0                                     0
    (B) - OTHER CREDITS                                        20,169,400                            20,112,933

50  BONDS AND OTHER FIXED YIELD SECURITIES                                      1,015,228,221                           417,281,659
(A) FROM PUBLIC ISSUERS                                                 0                                     0
(B) FROM CREDIT INSTITUTIONS                                            0                                     0
(D) - FROM OTHER ISSUERS                                    1,015,228,221                           417,261,659


60  SHARES, PARTNERSHIP INTERESTS AND OTHER VARIABLE
YIELD SECURITIES                                                                  684,632,135                           300,482,454


90  INTANGIBLE FIXED ASSETS                                                             8,664                                 7,473
    WHICH INCLUDE
    - INITIAL CAPITAL EXPENDITURES                                  8,864                                 7,473

100 TANGIBLE FIXED ASSETS                                                                   0                                     0

130 OTHER ASSETS                                                                   16,034,032                            16,070,638

140 ACCRUED REVENUES AND PREPAID EXPENSES                                                   0                                     0

                               TOTAL ASSETS                                     1,737,307,238                           798,163,544


LIABILITIES                                                               12/31/02                              09/30/02
----------------------------------------------- -------------------- ------------------- ----------------- -------------------
10  DEBT WITH CREDIT INSTITUTIONS                                           297,866,898                           192,789,194
    (A) - SIGHT                                         272,041,335                           186,915,501
    (B) - TERM AND WITH ADVANCE NOTICE                   25,825,563                            25,871,603

20  DEBT WITH FINANCIAL INSTITUTIONS                                        400,312,503                           370,194,218
    (A) - SIGHT                                                   0                            55,575,489
    (B) - TERM AND WITH ADVANCE NOTICE                  400,312,503                           314,618,735

50  OTHER LIABILITIES                                                         5,840,744                             3,821,698

70  EMPLOYEE SEVERANCE PAY                                                            0                                     0

80  RISK AND CHARGE RESERVES                                                 13,683,349                            17,453,760
    B) - TAX AND ASSESSMENTS RESERVES                    13,683,349                            13,683,349
    C) - OTHER RESERVES                                           0

120 CAPITAL STOCK                                                           514,000,000                           104,000,000

130 SHARE PREMIUMS                                                          488,550,000                            88,550,000

140 RESERVES                                                                 22,154,674                               505,610
    (A) - LEGAL RESERVE                                      25,281                                25,281
    (C) - RESERVES MANDATED BY THE BYLAWS                   480,330                               480,330
    (D) - PRIOR FISCAL YEAR PROFITS                      21,649,064


170 GROSS RESULT FOR THE PERIOD                                           1,752,408,169                           776,514,480

                                                                            -15,100,930                            21,649,064


    TOTAL LIABILITIES                                                     1,737,307,238                           798,163,544

GUARANTEES AND OBLIGATIONS                                                  300,000,000                           300,000,000
10  GUARANTEES ISSUED                                                       100,000,000                           100,000,000
20  OBLIGATIONS

    TOTAL GUARANTEES AND OBLIGATIONS                                        400,000,000                           400,000,000


PROFIT AND LOSS STATEMENT

COSTS                                                                            12/31/02                 09/30/02
------------------------------------------------------------------------- ----------------------- -------------------------
10  INTEREST CHARGES                                                                  15,320,503                24,384,516
    AND SIMILAR CHARGES

20  FEES AND COMMISSIONS PAID                                                                  0                 4,467,778

40  ADMINISTRATIVE OVERHEAD COSTS                                                         81,959                   401,883

50  ADJUSTMENTS IN VALUE TO TANGIBLE AND INTANGIBLE FIXED ASSETS                               0                     2,333

60  OTHER OPERATING EXPENSES                                                                   0                         0

90  ADJUSTMENTS IN VALUE TO CREDITS
    AND PARTIAL PAYMENTS AGAINST ON GUARANTEES AND OBLIGATIONS                                 0                 3,770,411

100 ADJUSTMENTS TO THE VALUE OF FIXED ASSETS                                                   0

110 EXTRAORDINARY CHARGES                                                                      0

130 INCOME TAXES                                                                                                12,366,290
140 GROSS PROFIT FOR THE PERIOD                                                      -15,108,931                21,649,054

        TOTAL COSTS                                                                      301,531                66,042,375



REVENUES                                                                        12/31/02                  09/30/02
------------------------------------------------------------------------- ----------------------- -------------------------
10  EARNED INTEREST
    AND SIMILAR REVENUES                                                                 195,426                 5,256,802
    A)  ON FIXED YIELD SECURITIES                                                              0
    C)  OTHER                                                                            195,426

20  DIVIDENDS AND OVER REVENUES                                                                0                37,452,917
    A)  ON SHARES                                                                              0
    B)  TAX CREDIT                                                                             0

30  EARNED FEES AND COMMISSIONS                                                                0                 3,871,830

40  PROFITS FROM FINANCIAL TRANSACTIONS                                                  103,274                10,821,020

70  OTHER OPERATING REVENUES                                                               1,831                   640,306

80  EXTRAORDINARY REVENUES                                                                     0

    TOTAL REVENUES                                                                       301,531                66,042,375


                             ATTACHMENT 5.10.2.1 (a)

                          Olimpia S.p.A. capital stock


The fully subscribed and paid-in Olimpia S.p.A. capital stock is 1,562,596,150.00 Euro, divided into 1,562,596,150 shares with a face value of 1 Euro each.

                             ATTACHMENT 5.10.2.1(b)


         UBM AND INTESA PORTIONS OF THE 1.8 BILLION EURO SYNDICATED LOAN


                              AS OF JANUARY 1, 2003

INTESABCI S.P.A.                                       245,000,000.00
UNICREDIT BANCA D'IMPRESA S.P.A.                       111,666,666.66
UNICREDIT BANCA MOBILIARE S.P.A.                       123,333,333.33

                               ATTACHMENT 5.10.2.4

5) Lines of credit for which waivers/amendments to contractual provisions are required

       Various lenders (IntesaBCI, UBM, Capitalia, others). 1.8 billion(euro).

Line of credit. Maturity October 2006.

       Monte dei Paschi. 516.5 million(euro). Line of credit. Maturity October 2007

       Interbanca. 77.5 million (euro). Line of credit. Maturity October 2007

       Antonveneta. 180.8 million (euro). Line of credit. Maturity October 2007

       Mediobanca. 200 million (euro). Line of credit. Maturity August 2003

       Capitalia. 100 million (euro). Line of credit. Maturity February 2003 (currently being renegotiated)

       Monte dei Paschi. 250 million(euro). Bond issue. Maturity November 2006

6) Renewal of short term line for 100 million(euro)with Capitalia;

7) Taking out a 75 million(euro)line of credit with Monte dei Paschi, expiration October 2007;

8) Proposal for the redemption of the 2001-2006 PO Olimpia 1.5 bonds with 2001-2010 Olivetti convertible bonds and shares of Olivetti common stock;

                               ATTACHMENT 6.03 (a)



     -------------------------------------- -----------------------------------
           COMPANY                                     DESIGNATED PERSON
     -------------------------------------- -----------------------------------
           Olivetti S.p.A.                             Romano Marniga
     -------------------------------------- -----------------------------------
           Telecom Italia S.p.A.                       Giovanni Consorte
     -------------------------------------- -----------------------------------
           Telecom Italia Mobile S.p.A.                Giuseppe Lucchini
     -------------------------------------- -----------------------------------
           Seat - Pagine Gialle S.p.A.                 Romano Marniga
     -------------------------------------- -----------------------------------

                             ATTACHMENT 6.05.(b) (i)


                  Exceptions to the Stand Still commitments (A)

Derivatives contracts pertaining to Olivetti shares/convertible bonds
---------------------------------------------------------------------

              1) SHARE SWAP TRANSACTION WITH JP MORGAN CHASE BANK covering 100,000,000 shares of Olivetti common stock or, in specified situations, a similar number of Olivetti 1.5% 2001-2010 convertible bonds:

o          date adopted: February 8, 2001;
                     reference price: 1.4213 Euro per share of Olivetti common
              stock;

o          maturity date: December 2006

o          total amount of securities: 100,000,000;
                     settlement: physical delivery of the securities or monetary settlement of the spreads

              2) CALL OPTION WITH JP MORGAN CHASE BANK for 100,000,000 shares of Olivetti common stock or Olivetti 1.5% 2001-2010 convertible bonds:

              date adopted: November 7, 2001, amended on December 9, 2002 strike price: 1 Euro per share of Olivetti common stock; 1 Euro (plus possible accrued interest) for each Olivetti 1.5% 2001-2010 convertible bond;

              maturity date: 35 business days prior to October 5, 2007;

              settlement: physical delivery of the securities or monetary settlement of the spreads

              3) CONVERTIBLE BOND ASSET SWAP with Credit Agricole Lazard FP Bank covering 200,000,000 Olivetti 1.5% 2001-2010 convertible bonds:

              date adopted: November 14, 2001, amended on November 27, 2002

o          strike price: 1 Euro

o          maturity date: November 23, 2006
              settlement: physical delivery of the securities or monetary settlement of the spreads

                           ATTACHMENT 7.02 (b) (ii) a

           Financial instruments issued by CDC IXIS Capital Market, indexed (Equity Linked Notes) on the performance of 486,500,000 Olivetti shares

                                                    Notes      Olivetti Shares

                     Number of Equity Linked        540        270,000,000
Notes CDC given in pledge
                     Number of Equity Linked        433        216,500,000
Notes CDC free of pledge
                     Total                          973        486,500,000


                     Banks holding pledge right:



                     Banca Popolare Vicentia

                     Banca Agricola Mantovana

                     Banca Popolare Antoniana Veneta

                     Banca di Roma

                     Banco di Brescia



                     [initials]

                                 ATTACHMENT 7.04

                                     BYLAWS
                        OF THE COMPANY "HOLINVEST S.P.A."

Article 1) A corporation is hereby organized with the name

                               "HOLINVEST S.P.A."
Article 2) The company has its headquarters at Corso Zanardelli No. 32, Brescia, but secondary offices, subsidiaries, branches, and commercial and administrative offices may also be established elsewhere, either in Italy or abroad.

Article 3) The purpose of the company is holding equity stakes in, the financing of, cooperation with, management of, providing consulting and other services to juridical persons or other companies, and specifically those whose purpose is the development, construction, and management of telecommunications systems of any type, in general, including broadband, data and video transmission, and domestic and international telephony, e-commerce and media operations, telephone directory, advertising, and television operations.

The company, in relation to the aforementioned purpose, may carry out all the financial, industrial, commercial, moveable and fixed asset transactions deemed by the governing body to be necessary, useful, and appropriate to achieving the company purpose. The company may also provide guarantees, suretyships and any other security, including collateral security, to third parties.

However, the company is prohibited from engaging in the activities and businesses expressly reserved by law for specific categories of persons and those activities and businesses referred to by Legislative Decree 58/1998, Statute 77/1983, Legislative Decree 95/1974, and Legislative Decree 385/1993, and it is also prohibited from engaging in any activity with the general public defined by law as a "financial activity."

Article 4) The company has a term ending on September 30, 2050, barring an extension or dissolution prior to the end of its term in accordance with the law.

Article 5) The capital stock is 514,000,000.00 (five hundred fourteen million and 00 cents) Euro and is divided into 514,000,000 shares of one euro each.

The Shareholder Meeting, in accordance with Article 2443 of the Civil Code and 2420 Section Three of the Civil Code, may delegate to the Board of Directors the authority to decide increases in capital stock and/or the issuance of bonds, including convertible bonds.

Article 6) The paying in of shares shall be required by the governing body in accordance with the time frames and procedures that it shall deem appropriate.

Shareholders that are delinquent in paying in shares shall be charged interest at an annual rate that is equal to the official discount rate in effect for the period, without prejudice to the provisions of Article 2344 of the Civil Code.

The payments made by shareholders into the capital account and the loans made by shareholders to the company in proportion to their equity stakes shall not bear interest, even in the absence of a formal decision.

Shareholders may make loans to the company only within the limits prescribed by law, and in accordance with the criteria established by the cognizant authorities in accordance with Article 11 of the Banking and Credit Code (Legislative Decree No. 385 of September 1, 1993) and subsequent applicable provisions of law.

Article 7) Preferred shares and/or shares with different rights may be issued in the instances and in the manner prescribed by law.

Article 8)
8.1 A shareholder that intends to perform any type of acts of disposition, and to be considered as such are the cash sale, transfer, contribution, swap, donation or gifting, or any other transaction for a consideration which is such as to entail the direct or indirect transfer for a consideration to third parties or to another shareholder, of company shares, convertible bonds and/or subscription rights, or real rights to and/or liens on the aforementioned shares and convertible bonds, or other rights pertaining to the aforementioned shares or convertible bonds (hereinafter referred to as the "Rights"), must first offer to all the shareholders, under the same terms and conditions, the Rights covered by the act of disposition, in proportion to the equity stake each shareholder holds in the Company, without prejudice to the accretion rights of each shareholder.

8.2 Preemptive rights may be exercised subject to the following terms and conditions:

(i) A shareholder (hereinafter referred to as the "Offering Party") who intends to sell Rights the shareholder owns shall be required to first make an offer of same to the other shareholders, via registered mail with return receipt, containing the identity of the prospective buyer, the price, and the other terms and conditions of the sale, as well as the admonition that, if any of the shareholders does not intend to or cannot exercise preemptive rights, the Rights to which he is entitled automatically and proportionally accrue to those shareholders that, on the contrary, intend to exercise their preemptive rights and that have not expressly waived in advance the exercise of the preemptive rights to which they are entitled.

(ii) Preemptive rights may be exercised by means of a notice sent via registered mail with return receipt to the Offering Party and to each of the other shareholders within the period of time, established under penalty of forfeiture of rights, of forty-five (45) calendar days following receipt of the offers indicated in point (i) hereinabove, with the understanding that, barring an express waiver, said preemptive right shall be considered to be also automatically exercised with respect to the Rights proportionally accrued by each shareholder due to the failure of one or more entitled shareholders to exercise their preemptive rights.

(iii) Should preemptive rights not be exercised within the above-indicated time frames with respect to all the Rights offered, the Offering Party, in instances where said party does not intend to accept the exercise of preemptive rights limited to a portion of the Rights put up for sale, may transfer all the Rights to the buyer indicated in the offer described in point (i) hereinabove, under terms which are no more favorable than those specified in the aforementioned offer, within ninety (90) days following the expiration of the time frame provided by point (ii) hereinabove or, should the Offering Party accept the exercise of preemptive rights for only a portion of the Rights offer, it may within that same ninety (90) day period transfer to the buyer indicated in the offer referred to in point (i) hereinabove the remaining Rights, subject to terms and conditions that shall be agreed with same. Should said sale not occur within the above-indicated time frame, the Offering Party may again carry out the provisions of this paragraph.

(iv) Should the Offering Party intend to dispose of its equity stake for an in-kind consideration, the shareholders that intend to exercise preemptive rights must also indicate, in accordance with the procedures and time frames indicated in the foregoing paragraphs, whether they intend to provide the in-kind consideration or the equivalent in cash and, in the latter instance, the purchase price shall be determined by mutual consent or in accordance with
Article 1473 of the Civil Code.

8.3 The foregoing provisions also apply to any act or transaction of any nature, including those without a consideration, that entail the transfer in any way of the Rights to which shareholders are entitled, and it is understood that the provisions of Paragraph 8.1 hereinabove shall apply even in the absence of a notice or an offer or the determination of a cash price for the purposes of such an offer, and in those instances the purchase price must be determined by mutual consent or in accordance with Article 1473 of the Civil Code.

8.4 As an exception to the provisions of Paragraphs 8.1 and 8.2, the establishment on any basis of any real rights to Shares by an inter vivos act shall be allowed only on condition that same do not in any event entail the loss of voting rights by the party establishing such rights.

8.5 As an exception to the provisions of Paragraphs 8.1 and 8.2, the establishment of security liens on Shares is not allowed and shall not be valid and enforceable vis-a-vis the Company without prior approval by the other shareholder or shareholders. Such approval may not be refused if there are provisions for respecting the preemptive rights provided by this Article 8, in the event of realization of the security.

8.6 As an exception to the foregoing paragraphs, the Rights are transferable, in part or in toto, to companies that hold the entire capital stock of the transferring shareholder or companies whose entire capital stock is held by transferring shareholder, provided that the shareholder provides advance notice of same to the other shareholders.

Article 9) (a) Should a shareholder that holds shares that represent an absolute majority (50.0l%) of the capital stock (hereinafter referred to as the "Majority Shareholder") intend to perform acts of disposition that entail the transfer to a third party or another shareholder (hereinafter referred to as the "Buyer") of all its Shares or a portion of same, the other shareholder or shareholders (hereinafter referred to as the "Minority Shareholders"), in instances where they do not intend to exercise the preemptive rights provided by Article 8 hereinabove, shall have the right to sell to that same Buyer under the same terms and conditions: (i) a portion of their shares that is proportional to the shares of the Majority Shareholder that have been put up for sale, in instances where the Majority Shareholder, following the aforementioned act or acts of disposition, shall continue to hold an absolute majority of the capital stock (50.01%); and (ii) of in the event of the sale of all shares by the Majority Shareholder and the transfer of shares such that the Majority Shareholder subsequent to the sale and transfer will hold less than an absolute majority of the capital stock (50.01%), the Minority Shareholders shall have the right and the obligation to sell all of their shares along with those of the Majority Shareholder.

(b) For such purpose, a Majority Shareholder that intends to sell Shares that it owns, shall be required to give written notice of same via registered letter with return receipt to the Minority Shareholders, informing same of the identity of the Buyer, the number of shares put up for sale, the price, and the other terms and conditions of the sale.

(c) Should the Minority Shareholders intend to exercise the rights provided to them, they must so notify the Majority Shareholder, via registered letter with return receipt, within the time frame, established under penalty of forfeiture of rights, of fifteen (15) calendar days following receipt of the notice indicated in point (b) hereinabove.

(d) Should the sale cover all of the shares of the Majority Shareholder or a number of shares that is such that following the sale of the Majority Shareholder shall hold less than a majority of the capital stock, the Minority Shareholders shall be obligated to sell all of their shares to the Buyer under the same terms and conditions offered to the Majority Shareholder by the Buyer.

(e) Should the Buyer not also intend to buy the shares owned by the Minority Shareholders, the Majority Shareholder may not carry out the sale.

Article 10) A Shareholder Meeting may decide upon a reduction in the capital stock, without prejudice to the provisions of Articles 2327 and 2412 of the Civil Code, including by means of the allocation of specified company assets to individual shareholders or groups of shareholders.

Article 11) The Shareholder Meeting represents all of the shareholders and its decisions adopted in accordance with the law and with these bylaws are binding upon all shareholders.

Shareholder meetings shall be regular or special, as provided by law.

A shareholder meeting may also be called away from the company headquarters, provided that it is in Italy.

When particular exigencies so require, a regular shareholder meeting for the approval of the annual reports may be called by the governing body within six months following the end of the company fiscal year.

Article 12) Each share has the right to one vote.

Article 13) Shareholder Meeting notices shall be made by the publication in the Official Journal of a notice containing the Agenda no less than 15 days prior to the scheduled date of the meeting.

Said notice may schedule another date for a second meeting.

Shareholder meetings are still valid even if not called as provided hereinabove if the entire capital stock is represented therein and all the Directors currently in office and all the Regular Auditors attend.

Shareholder meetings, either regular or special, may also be held, in compliance with the provisions of law, the collegial method, and the principles of good faith and equal treatment of shareholders, at different locations, whether they be nearby or distant, provided that said locations are connected by audio and video links, and the following conditions are met (which must be recorded in the pertinent minutes):

- The locations with audio and video links at which those entitled to attend the shareholder meeting may attend shall be indicated in the shareholder meeting notice (unless it is a shareholder meeting at which all the shareholders, Board of Directors, and Board of Auditors are represented);

- the person keeping the minutes and the Chairman of the shareholder meeting must be at the same location;

- it must be possible for the Chairman of the Shareholder Meeting, including through the office of the chairman, to ascertain the identity and legal standing of the participants, direct the conduct of the work of the shareholder meeting, and determine and announce the results of each vote;

- the person keeping the minutes must be enabled to adequately and immediately witness the events covered by the minutes that person is keeping;

- it must be possible for the participants to adequately participate in the shareholder meeting, including from different locations connected by audio and video links, by listening, taking the floor, and participating in simultaneous votes on the Agenda items.

Article 14) To be admitted to a shareholder meeting, shareholders must deposit their shares at the institutions designated in the shareholder meeting notice, no later than five days prior to the scheduled date of the meeting.

Article 15) Every shareholder that has the right to participate at shareholder meetings may have himself represented by means of a written proxy issued to another person in accordance with Article 2372 of the Civil Code.

The chairman of the shareholder meeting is responsible to determining the right to participate at shareholder meetings, including by proxy.

Article 16) The Chairman of the Board of Directors shall preside at shareholder meetings, and in his absence the shareholder meeting shall elect its Chairman.

Article 17) The Chairman of the shareholder meeting shall be assisted by a secretary, who may be a non-shareholder.

The decisions of shareholder meeting shall be recorded in minutes signed by the Chairman and the Secretary.

In the instances provided by law as well as when the Chairman of the shareholder meeting deems it appropriate, the minutes shall be prepared by a Notary.

Article 18) The decisions of a regular shareholder meeting pursuant to the first meeting notice and the decisions of a special shareholder meeting shall be validly adopted by the majorities provided by law.

A regular shareholder meeting pursuant to a second meeting notice shall be duly convened and shall duly adopt decisions in accordance with Article 2369, Paragraph 2 of the Civil Code.

Decisions of shareholder meetings shall be adopted by an open vote.

Article 19) Responsibility for management of the company is entrusted to a Board made up of three to eleven members, who may be non-shareholders, as shall be decided by a regular shareholder meeting.

Their term of office shall be three fiscal years, they shall be terminated from office and shall be replaced in accordance with the law, and shall be re-electable. As an exception to the provisions of Article 18, Directors shall be appointed on the basis of lists submitted by shareholders (each shareholder shall be allowed to submit only one list) in which the candidates (the maximum number of which may not exceed the number of members of the Board of Directors) must be listed with sequential numbers. Each candidate may be presented on only one list, under penalty of ineligibility. The candidates of each list submitted shall be assigned a quotient equal to the number of votes received by the list divided by one, in the instance of the first candidate, by two, in the instance of the second, by three, for the third, by four, for the fourth, and so forth. The candidates on all the lists shall be arranged on a single list in descending order of the quotient that each of them received. Those candidates shall be elected who, within the limit of the number of Directors to be elected, have received the highest quotients. In the event of a tie in quotients for the last director to be elected, preference shall be given to the one on the list that received the greatest number of votes and, if they have an equal number of votes, the candidate that is the most senior in age [shall receive preference].

Article 20) Unless a shareholder meeting decides otherwise, directors shall not be bound by the prohibition provided by Article 2390 of the Civil Code.

Article 21) Directors are entitled to reimbursement of expenses incurred by virtue of their positions. A Regular Shareholder Meeting may also allocate annual compensation to them, including in the form of profit-sharing, at the rate deemed appropriate from time to time.

Article 22) The Board shall elect a Chairman from among its members, may appoint from among its members one or more Vice Chairmen, one or more Managing Directors and/or an Executive Committee, and/or give special assignments to individual directors and delegate the Board's power and authority to same.

The Board of Directors shall also determine, once it has received a favorable recommendation by the Board of Auditors, the compensation to be allocated to Directors given special assignments and duties. The Board may also appoint a secretary.

Article 23) The Board shall meet at the company headquarters or elsewhere whenever the Chairman deems it necessary or when at least three of its members make a written request to that effect.

Article 24) Board meetings shall be called by the Chairman by means of a notice via registered mail with return receipt to be sent to every Director and regular Auditor at least eight days prior to the meeting, and in emergencies via telegram to be sent at least two days in advance.

Article 25) The presence of the majority of the members of the Board is required in order for its decisions to be valid.

Decisions shall be made by a majority vote of those present. In the event of a tie vote, the vote of the Chairman of the Board of Directors shall prevail.

Decisions and deliberations of the Board shall be recorded in minutes signed by the Chairman and by the Secretary of the meeting.

Board meetings may be held via videoconferencing or via audio conference under the following conditions, which must be officially noted and recorded in the pertinent minutes:

- the Chairman and the Secretary of the meeting who shall keep and sign the minutes are to present at the same location;

- it must be possible to identify with certainty all the parties participating;

- it must be possible for all the participants to participate in the discussion and review, receive, or transmit documents.

Article 26) The Board is invested with the broadest powers and authority for the routine and extraordinary management of the company, without any sort of exception, and it has the authority to carry out all those acts and actions that it should deem appropriate for the implementation and accomplishment of the purposes of the company, excluding only those which the law mandatorily reserves for the Shareholder Meeting.

Article 27) The Chairman of the Board shall be responsible for legal representation of the company vis-a-vis third parties and in legal proceedings.

The Chairman may therefore bring and pursue legal actions in the name of the company, either as a plaintiff or defendant in any civil, criminal, or administrative law proceeding, at any level of jurisdiction, and therefore before the Constitutional Court, the Court of Cassation, the Council of State, and any other special Court, including in third party revocation or appeal proceedings; he may act as the legal representative of the company in out-of-court proceedings, appoint and remove attorneys and legal counsel, and settle disputes.

The Chairman, the Vice Chairman, and Managing Directors shall also have the authority to sign for the company and act as legal representatives of the company for the purpose of the implementation of the decisions of the Board, as well as pursuant to and for the purpose of exercising the powers and authority conferred upon them, within the limits provided by law and by the bylaws.

Representation of the company shall also be the responsibility of those persons, including those not members of the governing body, designated by the latter pursuant to the exercise of the powers and authority attributed to same.

Article 28) The Board of Auditors shall be made up of three regular Auditors and two alternates who shall be appointed and who shall act in accordance with the law.

Article 29) Company fiscal years shall end on September 30 of each year.

At the end of every fiscal year, the Governing Body shall prepare the company annual reports in accordance with the law.

Article 30) Net profits, after the deduction of an amount of no less than 5% for the legal reserve until the limit provided by law is attained, shall be allocated to the shareholders, unless the Shareholder Meeting, at the recommendation of the Government Body, should decide upon special allocations to extraordinary or optional reserves.

Article 31) Dividends shall be paid at the institutions designated by the Governing Body, beginning on the date annually established by same.

Article 32) Dividends not collected within five years following the date they became payable shall be forfeited in favor of the company.

Article 33) Any dispute that may arise among the shareholders and/or between the shareholders and the company regarding the interpretation and the implementation of these bylaws, or in regard to company relationships, must mandatorily be referred for hearing and decision by an Arbitration Board made up of three members, two of which shall be designated by the parties to the dispute, and the third shall be designated by the parties' arbiters by mutual consent or, in the event of a disagreement between same, by the Chief Judge of the Brescia Court, at the petition of the party taking the initiative.

The Arbitration Board shall have the powers and the authority and the status of informal arbiters, shall act as the negotiating representative of the parties, and its unappealable decision shall represent the will and intent of the principals, who obligate themselves to accept the decisions of the Arbitration Board as an express and voluntary waiver of their own settlement actions. The rules of procedure shall be established by the Arbitration Board itself in keeping with the principle of the opportunity for full debate and discussion by the parties, and the board's decision, which is to be rendered within four months following the convening of the Arbitration Board, shall be communicated to the parties and their attorneys via registered letter.

Should the decision be adopted by majority vote, the Arbitration Board shall also record the dissenting grounds in the text of the decision.

If for any reason an arbiter should fail to carry out the assignment he has accepted (death or resignation), the parties, in accordance with the same terms and procedures, shall make a new appointment within ten days.

Article 34) Should the company be dissolved at any time and for any reason, a shareholder meeting shall determine the liquidation procedures, appoint one or more liquidators, and determine the powers and authority of same.